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Exhibit 4.3

REVOLVING CREDIT
FACILIY AGREEMENT

SEK 400,000,000

dated 18 June 2002

between

METRO SWEDEN HOLDING AB

as Borrower

and

NORDEA BANK SWEDEN AB (publ)

as Arranger, Facility Agent
and Security Agent

and

THE FINANCIAL INSTITUTIONS
listed in Schedule 1

Revolving Credit Facility Agreement
relating to the acquisition of
Metro Nordic Sweden AB

VINGE

Schedules
1.	Original Parties
2.	Conditions Precedent documents
3.	Base Case
4.	Borrower Share Pledge Agreement
5.	Cash Collateral Pledge Agreement
6.	Compliance Certificate
7.	Drawdown Request
8.	Intercreditor Agreement
9.	Parent Guarantee
10.	Parent Share Pledge Agreement
11.	Subordinated Note
12	Transfer Certificate

        THIS AGREEMENT dated 18 June 2002 is made between:

  (1)
  METRO SWEDEN HOLDING AB (company identity No. 556625-7530) (the "Borrower");

  (2)
  THE FINANCIAL INSTITUTIONS listed in Schedule 1 (the "Original Lender"); and

  (3)
  NORDEA BANK SWEDEN AB (publ) (company identity No. 502010-5523) as arranger (in such capacity the "Arranger"), as agent for the Lenders (in such capacity the "Facility Agent") and as security agent for the Lenders (in such capacity the "Security Agent").

        WHEREAS:

  (A)
  the Borrower intends to acquire the Target (as defined below) in accordance with the Acquisition Agreement (as defined below) and has requested financing for a maximum amount of SEK 400,000,000 for the purposes of financing the Acquisition and the Acquisition Costs (as defined below); and

  (B)
  the Arranger and the Lenders have agreed to arrange and make available facilities of up to SEK 400,000,000 in total on the terms and conditions of this Agreement.

        IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

        In this Agreement:

        Acquisition means the acquisition by the Borrower of the Target pursuant to the terms of the Acquisition Agreement.

        Acquisition Agreement means the share purchase agreement dated on or about the date hereof and entered into between the Borrower and the Vendor pursuant to which the Borrower purchases all the shares in the Target.

        Acquisition Costs means fees, costs and other expenses incurred by the Borrower in connection with the Acquisition (including for the avoidance of doubt any initial arrangement fee incurred in connection with the entering into this agreement), such fees, costs and expenses not to exceed SEK 15,000,000.

        Acquisition Debt means the debt outstanding under the SEK 390,000,000 loan agreement between the Borrower and the Vendor (as defined below).

        Administrative Party means the Arranger, the Security Agent or the Facility Agent.

        Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

        Assets means any present and future properties, revenues and rights of every kind.

        Base Case means the spread sheet prepared by the Borrower set out in Schedule 3 setting out the financial projections of the Group after the Acquisition.

        Borrower Share Pledge Agreement means the pledge agreement dated on or about the date hereof and entered into between the Borrower and the Security Agent, pursuant to which the Borrower pledges all the shares in the Target to the Security Agent in favour of the Finance Parties being substantially in the form set out in Schedule 4.

        Broken Funding Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

        Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in Stockholm.

        Cash Collateral Account means the Borrower's account, account number 3144 20 01321, with the Security Agent.

        Cash Collateral Account Pledge Agreement means the pledge agreement dated on or about the date hereof and entered into between the Borrower and the Security Agent, pursuant to which the Borrower pledges all and any amounts standing to the credit on the Cash Collateral Account to the Security Agent in favour of the Finance Parties being substantially in the form set out in Schedule 5.

        Capital Expenditure means, in respect of any relevant period, expenditure on assets which are acquired with the intention of being used on a continuing basis and are not intended for sale in the ordinary course of business but are held for use in the production or supply of goods or services, for rental to others or for administrative purposes, which would be treated as capital expenditure under Swedish GAAP.

        Cash Generated for Financing means EBITDA minus/plus any change in Net Working Capital less (a) Capital Expenditure and (b) Taxes paid during the relevant period.

        Change of Control means (a) the Parent ceasing to hold, solely, or jointly with a wholly owned Subsidiary of it, at least 67 per cent, with respect to both votes and capital, of the shares in the Borrower (b) the shares in the Borrower being listed on any stock exchange or other market place.

        Commitment means:

  (a)
  for the Original Lender, the amount set out opposite its name in Schedule 1 and the amount of any other Commitment it acquires; and

  (b)
  for any other Lender, the amount of any Commitment it acquires, to the extent not cancelled, transferred or reduced (in particular pursuant to Clause 6.2) under this Agreement.

        Compliance Certificate means a certificate substantially in the form of Schedule 6 setting out, among other things, calculations of the financial covenants.

        Completion means the completion of the Acquisition in accordance with the terms of the Acquisition Agreement.

        Consolidated Accounts means, at any time, the latest available profit and loss account, balance sheet and cash flow statement forming the (audited or unaudited) consolidated accounts for the Group.

        Debt Service means, for any relevant period, the sum of any (a) Net Interest and (b) scheduled amortisation or cancellations during that such period.

        Default means:

  (a)
  an Event of Default; or

  (b)
  an event which could, with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them, be reasonably expected to constitute an Event of Default.

        Depreciation means depreciation made in the Consolidated Accounts for the relevant period in accordance with Swedish GAAP.

        Disposal of Assets means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its Assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

        Distribution Agreements means the distribution agreements between Tidnings AB Metro and each of (a) AB Storstockholms Lokaltrafik signed by AB Storstockholms Lokaltrafik on 9th April 1998 together with two amendments to the agreement signed by AB Storstockholms Lokaltrafik AB on 16th

March 1999 and 1st March 2002 respectively, (b) Västtrafik Göteborgsområdet AB (among others) dated 5th June 2001 and (c) Skånetrafiken AB SIGNED BY Skånetrafiken on 28th April 1999.

        Drawdown Date means each date on which the Facility is utilised.

        Drawdown Request means a request for a Loan, substantially in the form of Schedule 7.

        EBITDA means, in relation to the relevant period, the aggregate of:

  (a)
  the consolidated profit of the Group for that period (including, for the avoidance of doubt, exceptional items) before Taxation and Debt Service;

  (b)
  Depreciation charged to the Group's profit and loss account during such period;

  (c)
  any amount amortised in respect of acquisition costs or other non-cash items; and

  (d)
  amounts written off the value attributable to Goodwill or other intangibles;

    but excluding:

    (i)
    profit attributable to minority interests;

    (ii)
    extraordinary items;

    (iii)
    any profit or loss arising on the disposal of fixed assets;

    (iv)
    amounts written off the value of investments;

    (v)
    income from participating interests in associated undertakings and income from any other fixed asset investment; and

    (vi)
    realised and unrealised exchange gains and losses.

        Encumbrance means any mortgage, pledge, lien, charge, hypothecation or other security interest, or any other agreement or arrangement having the effect of conferring security.

        Event of Default means an event specified as such in this Agreement.

        Excess Cash means an amount equal to the amount by which the EBITDA exceeds the sum of (a) corporate taxes paid during the relevant period, (b) Debt Service, (c) Capital Expenditure for the relevant period and (d) Permitted Payments.

        Facility means the amortising revolving credit facility made available under this Agreement.

        Facility Office means the office(s) notified by a Lender to the Facility Agent:

  (a)
  on or before the date it becomes a Lender; or

  (b)
  by not less than five Business Days' notice, as the office(s) through which it will perform its obligations under this Agreement.

        Fee Letter means the fee letter dated on or about the date hereof entered into between the Borrower, the Facility Agent and the Arranger.

        Final Maturity Date means the earlier of (a) December 31, 2005 and (b) the date falling 40 months after the date of this Agreement.

        Finance Document means:

  (a)
  this Agreement;

  (b)
  the Fee Letter;

  (c)
  the Security Documents

  (d)
  a Transfer Certificate;

  (e)
  the Intercreditor Agreement; or

  (f)
  any other document designated as such by the Facility Agent and the Borrower.

        Finance Party means a Lender or an Administrative Party.

        Force Majeure means the events and circumstances set out in Clause 31.

        Goodwill means the value of goodwill in the Consolidated Accounts calculated in accordance with Swedish GAAP.

        Group means the Borrower and its Subsidiaries.

        Guarantor means the Parent in its capacity as guarantor.

        Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

        Increased Cost means:

  (a)
  an additional or increased cost;

  (b)
  a reduction in the rate of return under a Finance Document or on its overall capital; or

  (c)
  a reduction of an amount due and payable under any Finance Document,

    which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

        Indebtedness means any indebtedness for or in respect of:

  (a)
  moneys borrowed;

  (b)
  any acceptance credit;

  (c)
  any bond, note, debenture, loan stock or other similar instrument;

  (d)
  any redeemable preference share;

  (e)
  any finance or capital lease;

  (f)
  receivables sold or discounted (otherwise than on a non-recourse basis);

  (g)
  the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

  (h)
  any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);

  (i)
  any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

  (j)
  any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

  (k)
  any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (j) above save for any cash backed guarantee.

        Insurance Claim means any claim which the Borrower, or any of it's Subsidiaries, may have in relation to any assets having been lost, damaged or any other event having occured giving a rise to a claim towards any relevant insurer.

        Intercreditor Agreement means the intercreditor agreement dated on or about the date hereof and entered into between the Facility Agent, the Security Agent, the Lenders, the Parent, the Borrower, among others, being substantially in the form set out in Schedule 8.

        Interest Bearing Assets means all cash equivalent investments in the Consolidated Accounts such as immediately available funds at bank or postal accounts and liquid deposits or securities held for cash management purposes, calculated in accordance with the Swedish Financial Analysts' Society's (Sw: Finansanalytikernas Förening) recommendations.

        Lender means:

  (a)
  the Original Lender; or

  (b)
  any person which becomes a Lender after the date of this Agreement.

        Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

        Majority Lenders means, at any time, Lenders:

  (a)
  whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

  (b)
  if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

  (c)
  if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

        Margin means the margin as calculated in accordance with Clause 8.1.

        Material Adverse Effect means any event which would:

  (a)
  result in a material adverse change in the business, conditions (financial or otherwise) or operations of the Group (taken as a whole);

  (b)
  be materially adverse to the ability of the Borrower to meet its payment obligations;

  (c)
  be materially adverse to the ability of the Borrower to comply with the financial covenants set out in Clause 17; or

  (d)
  result in a Security Document or the Parent Guarantee becoming ineffective to an extent which is material in the context of the Facility.

        Material Agreements means the Distribution Agreements and the Shareholders' Agreement.

        Net Debt means interest bearing liabilities of the Group, including pension debt, (calculated in accordance with the Swedish Financial Analysts' Society's (Sw: Finansanlytikernas Förening) recommendations, less

  (a)
  Interest Bearing Assets; and

  (b)
  any Subordinated Debt.

        Net Interest means the aggregate interest expense paid in cash less the aggregate interest income on Interest Bearing Assets for the Group, for the relevant period.

        Net Working Capital means the aggregate of non-interest bearing current assets less non-interest bearing current liabilities in the Consolidated Accounts.

        Obligors means the Borrower and the Guarantor.

        Original Accounts means the Target's profit and loss account, balance sheet and cash flow statement forming the Target's accounts as per 31st December 2001.

        Parent means Metro International S.A. (company identity No. B.73.790) of address 75, Route de Longwy, L-8080 Bertange, Luxembourg.

        Parent Guarantee means the guarantee issued by the Parent substantially in the form set out in Schedule 9.

        Parent Share Pledge Agreement means the pledge agreement dated on or about the date hereof and entered into between the Parent and the Security Agent, pursuant to which the Parent pledges all the shares in the Borrower to the Security Agent in favour of the Finance Parties being substantially in the form set out in Schedule 10.

        Party means a party to this Agreement and Parties shall be construed accordingly.

        Permitted Encumbrances means the Encumbrances set out in Clause 18.5(b).

        Permitted Indebtedness means the Indebtedness set out in Clause 18.7(a) and Clause 18.7(b) respectively.

        Permitted Payment means a payment by the Borrower, by means of a dividend or other distribution to its shareholder or as an interest payment under the Subordinated Note, with an amount not exceeding the Excess Cash Flow after the prepayment set out in Clause 7.5 having been made.

        Pro Rata Share means:

  for the purpose of determining a Lender's share in a utilisation of the Facility, the proportion which its Commitment under the Facility bears to all the Commitments under the Facility; and for any other purpose on a particular date:

    (i)
    the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

    (ii)
    if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

    (iii)
    if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled.

        Quarter Date means the 31st March, the 30th June, the 30th September and the 31st December respectively in each year.

        Rate Fixing Day means the second Business Day before the first day of a Term for a Loan.

        Reference Banks means the Facility Agent and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

        Repeating Representations means the representations which are deemed to be repeated under this Agreement.

        Rollover Loan means one or more Loans:

  (a)
  to be made on the same day that a maturing Loan is due to be repaid; and

  (b)
  the aggregate amount of which is equal to or less than the maturing Loan.

        Security Documents means all documents executed or to be executed creating, evidencing or granting security in favour of Finance Party for the obligations of the Borrower under the Finance Documents including but not limited to the Intercreditor Agreement, the Share Pledge Agreements, the Cash Collateral Account Pledge Agreement and the Parent Guarantee.

        SEK means the lawful currency of the Kingdom of Sweden.

        Shareholders' Agreement means the shareholders agreement between Tidnings AB Metro and Tidningen Aftonbladet AB dated 12th April, 1996 regarding the ownership in Dubbelnöje AB.

        Share Pledge Agreements means the Borrower Share Pledge Agreement and the Parent Share Pledge Agreement.

        STIBOR means for a Term of any Loan or overdue amount in SEK:

  (a)
  the relevant offered rate which appears on page SIOR for the relevant Term of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Borrower and the Lenders) may specify another page or service displaying the appropriate rate; or

  (b)
  if no such rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upwards to the nearest four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Stockholm interbank market, at or about 11.00 a.m. (Stockholm time) on the Rate Fixing Day for the offering of deposits in SEK for a period comparable to the Term of the relevant Loan.

        Subordinated Debt means any duly subordinated indebtedness of the Borrower designated as such by the Borrower and the Facility Agent, including for the avoidance of doubt the Subordinated Note.

        Subordinated Note means the subordinated note of indebtedness issued by the Borrower as partial payment for the shares in the Target in a maximum aggregate amount of SEK 1,200,000,000 the form of which is attached hereto as Schedule 11.

        Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

        Swedish GAAP means generally accepted accounting principles in Sweden.

        Tax means all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and Taxes and Taxation shall be construed accordingly.

        Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

        Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

        Tax Payment means a payment made by the Borrower to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Borrower in respect of Tax under any Finance Document.

        Target means Metro Nordic Sweden AB (company identity No. 556585-0046).

        Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

        Total Commitments means the Commitments of all the Lenders.

        Transfer Certificate means a certificate, substantially in the form of Schedule 13, with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Borrower.

        Valuation Report means the "Valuation of Metro Sweden" prepared by Ernst & Young Corporate Finance, dated March 2002.

        Vendor means Metro International Luxembourg Holding SA (company identity No. B.68.518) of 75, Route de Longwy, L-8080 Bertrange, Luxembourg.

1.2    Construction

  (a)
  In this Agreement, unless the contrary intention appears, a reference to:

  (i)
  an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

      an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

      disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

      a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

      a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (ii)
    a Default being outstanding means that it has not been remedied or waived;

    (iii)
    a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

    (iv)
    a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

    (v)
    fixed assets means Sw. "anläggningstillgångar" as this term is defined in Swedish GAAP;

    (vi)
    a person includes its successors in title, permitted assigns and permitted transferees; and

    (vii)
    a Finance Document or another document is a reference to that Finance Document or other document as amended.

  (b)
  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

  (i)
  if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

  (ii)
  if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

  (iii)
  notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

  (c)
  Unless the contrary intention appears:

  (i)
  a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

  (ii)
  any obligation of the Borrower under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of the Borrower is or may be outstanding under the Finance Documents.

  (d)
  The headings in this Agreement do not affect its interpretation.

2.     FACILITY

2.1    Revolving Credit Facility

        Subject to the terms of this Agreement, the Lenders make available to the Borrower a revolving credit facility in an initial aggregate amount of SEK 400,000,000.

2.2    Nature of a Finance Party's rights and obligations

        Unless otherwise agreed by all the Finance Parties:

  (a)
  the obligations of a Finance Party under the Finance Documents are several;

  (b)
  failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

  (c)
  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

  (d)
  the rights of a Finance Party under the Finance Documents are separate and independent rights;

  (e)
  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

  (f)
  a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.     PURPOSE

3.1    Loans

        Each Loan may only be used:

  (a)
  to finance the Acquisition;

  (b)
  to finance the Acquisition Costs;

  (c)
  to finance the initial cash collateral to be standing to the credit of the Cash Collateral Account in an amount equal to SEK 100,000,000; or

  (d)
  subject to initial utilisation for the purposes set out in (a), (b) and (c) above, for financing of general corporate purposes.

3.2    No obligation to monitor

        No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.     CONDITIONS PRECEDENT

4.1    Conditions precedent documents

        A Drawdown Request may not be given until the Facility Agent has notified the Borrower and the Lenders that it has received all of the documents and evidence set out in Schedule 2 in form and substance satisfactory to the Facility Agent. The Facility Agent shall give this notification to the Borrower and the Lenders promptly upon being so satisfied.

4.2    Further conditions precedent

        The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Drawdown Request and the Drawdown Date for that Loan:

  (a)
  the Repeating Representations are correct in all material respects;

  (b)
  no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan;

  (c)
  no Force Majeure has occurred and is continuing; and

  (d)
  in relation to the first Drawdown Request only, such Drawdown Request is requesting that an amount of not less than SEK 100,000,000 shall be disbursed to the Cash Collateral Account on a date falling not later than two (2) Business Days after the Rate Fixing Date.

4.3    Maximum number

        Unless the Facility Agent agrees, a Drawdown Request may not be given if, as a result of the proposed drawdown, there would be:

  (a)
  more than four (4) Loans outstanding at any time; or

  (b)
  more than two (2) one-month Loans outstanding in any calendar year.

5.     UTILISATION

5.1    Giving of Drawdown Requests

  (a)
  A Borrower may borrow a Loan by submitting to the Facility Agent a duly completed Drawdown Request.

  (b)
  Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Drawdown Request is 11.00 a.m. two (2) Business Days before the Rate Fixing Date for the proposed borrowing.

  (c)
  Each Drawdown Request is irrevocable.

5.2    Completion of Drawdown Requests

        A Drawdown Request for a Loan will not be regarded as having been duly completed unless:

  (a)
  the Drawdown Date is a Business Day falling on or before the Final Maturity Date;

  (b)
  the amount of the Loan requested is:

  (i)
  a minimum of SEK 50,000,000 and an integral multiple of SEK 10,000,000; or

  (ii)
  the maximum undrawn amount available under this Agreement for Loans on the proposed Drawdown Date; or

  (iii)
  such other amount as the Facility Agent may agree.

5.3    Advance of Loan

  (a)
  The Facility Agent shall promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

  (b)
  The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Drawdown Date.

  (c)
  No Lender is obliged to participate in a Loan if as a result:

  (i)
  its share in the Loans under the Facility would exceed its Commitment; or

  (ii)
  the Loans would exceed the Total Commitments (taking into consideration any mandatory cancellation pursuant to Clause 6.2).

  (d)
  If the conditions set out in this Agreement have been met, each Lender shall make its share in the Loan available to the Facility Agent for the Borrower on the Drawdown Date.

6.     REPAYMENT AND CANCELLATION

6.1    Repayment of Loans

  (a)
  The Borrower shall repay each Loan made to it in full on the last day of the Term applicable to it.

  (b)
  Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

6.2 Automatic Cancellation

  (a)
  The Total Commitments shall, to the extent not utilised in accordance with the purposes set out in Clause 3.1(a), (b) and (c), unless voluntarily cancelled under Clause 7.7, be automatically cancelled in full on the date falling twelve (12) months from the date of this Agreement.

  (b)
  The Total Commitments shall be automatically cancelled on each of the dates set out in Column A with an amount equal to the amount set out alongside each such date in Column B which amount shall be reduced by an amount equal to any amounts cancelled and/or prepaid pursuant to Clause 7 prior to such date. Any such reduction shall reduce the amounts set out in Column B in the order of their dates.

Column A.	Column B.
12 months after the date of this Agreement	66,670,000
18 months after the date of this Agreement	66,670,000
24 months after the date of this Agreement	66,670,000
30 months after the date of this Agreement	66,670,000
36 months after the date of this Agreement	66,670,000
Final Maturity Date	66,650,000
  (c)
  In the event the aggregate amount of the Loans exceed the Total Commitments after having deducted the amounts set out in Column B above on such relevant date, the Borrower shall immediately make a repayment in an amount sufficient to decrease the Loans outstanding thereafter to an amount not exceeding the then current Total Commitment.

  (c)
  For the avoidance of doubt, the Commitment of each Lender under the Facility will be automatically cancelled at the close of business on the Final Maturity Date.

7.     PREPAYMENT AND CANCELLATION

7.1    Mandatory prepayment—illegality

  (a)
  A Lender shall notify the Borrower promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

  (b)
  After notification under paragraph (a) above:

  (i)
  the Borrower shall repay or prepay the share of that Lender in each Loan made to it on the date specified in sub-clause (c) below; and

  (ii)
  the Commitments of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be:

  (i)
  the Business Day following receipt by the Borrower of notice from the Lender under (a) above; or

  (ii)
  if later, the latest date allowed by the relevant law.

7.2    Mandatory prepayment—change of control

  (a)
  The Borrower shall promptly notify the Facility Agent if at any time it becomes aware of a Change of Control being contemplated or having occurred.

  (b)
  If a Change of Control has occured the Facility Agent may by notice to the Borrower:

  (i)
  cancel the Total Commitments; and

  (ii)
  declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

  Any such notice will take effect in accordance with its terms.

7.3    Mandatory prepayment—Insurance Claims

        If, in any financial year of the Borrower,

    (i)
    a member of the Group receives any amount as a result of a claim under any insurance policy (other than an amount it is obliged to pay to a third party as a consequence of a damage or destruction giving rise to the claim) and those insurance proceeds exceed SEK 5,000,000 the Borrower must notify the Facility Agent; and

    (ii)
    to the extent that the insurance proceeds were received in respect of a claim for physical damage to or destruction of any assets, the Borrower shall, within 180 days after the receipt of the Insurance Proceeds, unless the Borrower has taken reinstatement action or placed an order for assets intended to reinstate or replace such assets, an amount equal to the insurance proceeds less the cost shall be repaid on the last day of the Interest Period thereafter.

7.4    Mandatory prepayment—Disposal of Assets

        If, in any financial year of the Borrower:

    (i)
    a member of the Group disposes of any asset (other than disposal of the type referred to in paragraphs (ii) and (v) of Clause 18.6 and with respect to disposals referred to in Clause 18.6 (iv) the net proceeds from such exchange), and

    (ii)
    the proceeds (net of any applicable taxes and transaction costs, expenses and fees) received from the disposal of that asset, when aggregated with the net proceeds received in that financial year in respect of all other assets disposed by members of the Group (other than disposal of the type referred to in paragraphs (ii) and (v) of Clause 18.6 and with respect to disposals referred to in Clause 18.6 (iv) the net proceeds from such exchange) exceed SEK 5,000,000.

  then the Borrower shall, on the last day of the Interest Period following receipt of such proceeds, apply that excess amount in prepayment of the Loans.

7.5    Mandatory prepayment—Excess Cash

  (a)
  The Borrower shall notify the Facility Agent, in connection with it preparing the Consolidated Accounts, if and when Excess Cash has been established.

  (b)
  If Excess Cash has been established, the Borrower shall, at the earlier of (i) the date falling within thirty (30) Business Days after delivery of the Consolidated Accounts in accordance with Clause 16.1 and (ii) the next following last day of the Term for a Loan or Loans, repay one or more Loans (in part if necessary) with an amount equal to (x) 50 per cent (if the Net Debt to EBITDA ratio is above 2.0) and (y) 25 per cent (if the Net Debt to EBITDA ratio is 2.0 or less) of the Excess Cash pursuant to such Consolidated Accounts. Any such amount to be repaid shall be deducted with an amount equal to the amount by which the Borrower during such relevant period has made a prepayment in accordance with Clause 7.6 and simultaneously therewith voluntarily cancelled the Total Commitments in accordance with Clause 7.7.

7.6    Voluntary prepayment

  (a)
  The Borrower may, by giving not less than ten (10) Business Days' prior notice to the Facility Agent, prepay any Loan at any time in whole or in part provided that the Borrower simultaneously with such prepayment indemnifies each Lender for its Broken Funding Costs (if any).

  (b)
  A prepayment of part of a Loan shall be in a minimum amount of SEK 5,000,000 and an integral multiple of SEK 1,000,000.

7.7    Voluntary cancellation

  (a)
  The Borrower may, by giving not less than 10 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

  (b)
  Partial cancellation of the Total Commitments shall be in a minimum of SEK 5,000,000 and an integral multiple of SEK 1,000,000.

  (c)
  Any cancellation in part will be applied against the relevant Commitment of each Lender pro rata.

7.8    Tax Payment and Increased Costs

  (a)
  If the Borrower is, or will be, required to pay to a Lender a Tax Payment or compensation for an Increased Cost, the Borrower may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

  (b)
  After notification under sub-clause (a) above:

  (i)
  the Borrower shall repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

  (ii)
  the Commitments of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be the last day of the current Term for that Loan or, if earlier, the date specified by the Borrower in its notification.

7.9    Re-borrowing

        Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

7.10    Miscellaneous

  (a)
  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and shall specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent shall notify the Lenders promptly of receipt of any such notice.

  (b)
  All prepayments under this Agreement shall be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Broken Funding Costs.

  (c)
  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

  (d)
  No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

  (e)
  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

8.     INTEREST

8.1    Calculation of interest

  (a)
  The rate of interest on each Loan for each Term shall be STIBOR increased with the applicable Margin.The applicable Margin shall be:

  (i)
  3.00 per cent per annum;

  (ii)
  1.50 per cent per annum, provided that the ratio of Net Debt to EBITDA is 2.0 or less according to the latest Consolidated Accounts; or

  (iii)
  0.30 per cent per annum for an amount of the Loan equivalent to the amount standing to the credit of the Cash Collateral Account.

  (b)
  The Margin set out in (a)(ii) above shall only apply to Loans disbursed after the later of (i) June 30, 2003 and (ii) the date falling ten (10) Business Days after the date on which the Consolidated Accounts, evidencing such Net Debt to EBITDA ratio, was received by the Facility Agent.

8.2    Payment of interest

        Except where it is provided to the contrary in this Agreement, the Borrower shall pay accrued interest on each Loan made to it on the last day of each Term, and if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

8.3    Default Interest

  (a)
  The Borrower shall pay default interest on overdue amounts at a rate determined by the Facility Agent to be two (2) per cent per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan. For this purpose, the Facility Agent may (acting reasonably):

  (i)
  select successive Terms of any duration of up to three months; and

  (ii)
  determine the appropriate Rate Fixing Day for that Term.

  (b)
  Default interest (if unpaid) will be compounded with that overdue amount at the end of each of its Terms (determined in accordance with (a)(i) above).

9.     TERMS

9.1    Selection

  (a)
  The Borrower shall select the Term for a Loan in the relevant Drawdown Request.

  (b)
  Subject to the provisions of this Agreement, each Term for a Loan will be one, two, three or six months or any other period agreed by the Borrower and the Facility Agent.

9.2    Final Maturity Date

        If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

10.   MARKET DISRUPTION

10.1    Failure of a Reference Bank to supply a rate

        If STIBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable STIBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

10.2    Market disruption

  (a)
  In this Clause, each of the following events is a market disruption event:

  (i)
  STIBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

  (ii)
  the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of STIBOR for the relevant Term.

  (b)
  The Facility Agent shall promptly notify the Borrower and the Lenders of a market disruption event.

  (c)
  After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

  (i)
  Margin; and

  (ii)
  the rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select.

10.3    Alternative basis of interest or funding

  (a)
  If a market disruption event occurs and the Facility Agent or the Borrower so requires, the Borrower and the Facility Agent shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

  (b)
  Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

11.   TAXES

11.1    Tax Gross-Up

  (a)
  The Borrower shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless required by law.

  (b)
  If the Borrower is, or becomes, obliged to make a Tax Deduction (or an increased Tax Deduction), it shall promptly notify the Facility Agent. The Facility Agent, upon receipt of such notice, shall promptly notify the relevant Lenders.

  (c)
  The Borrower shall, if and to the extent a Tax Deduction is required by law, increase the amount of the payment (subject to such Tax Deduction) with an amount which (after Tax Deduction) leaves an amount equal to the payment which would have been received if no Tax Deduction had been required.

  (d)
  The Borrower shall, if obliged to make a Tax Deduction or a separate payment to the relevant taxing authority, deliver to the Facility Agent evidence satisfactory that the Tax Deduction or such payment to the relevant taxing authority has been duly paid.

11.2    Tax indemnity

  (a)
  Except as provided below, the Borrower shall indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

  (b)
  Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

  (i)
  that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

  (ii)
  that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

    if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

  (c)
  A Finance Party making, or intending to make, a claim under paragraph (a) above shall notify the Borrower of the event which will give, or has given, rise to the claim.

11.3    Tax Credit

        If the Borrower makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  it has used and retained that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been made by the Borrower.

11.4 Stamp and Value added taxes

  (a)
  The Borrower shall pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

  (b)
  Any amount (including costs and expenses) payable under a Finance Document by the Borrower is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Borrower shall pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

  (c)
  The obligation of the Borrower under sub-clauses (a) and (b) above will be reduced to the extent that the Finance Party determines (acting reasonably) that it is entitled to repayment or a credit in respect of the relevant Tax.

12.   INCREASED COSTS

12.1 Increased Costs

        Except as provided below in this Clause, the Borrower shall pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

  (a)
  the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

  (b)
  compliance with any law or regulation;

made after the date of this Agreement.

12.2 Exceptions

        The Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

  (a)
  compensated for under another Clause or would have been but for an exception to that Clause;

  (b)
  a tax on the overall net income of a Finance Party or any of its Affiliates; or

  (c)
  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

12.3 Claims

        A Finance Party intending to make a claim for an Increased Cost shall notify the Borrower of the circumstances giving rise to, and the amount of, the claim.

13.   MITIGATION

13.1 Mitigation

  (a)
  Each Finance Party shall, in consultation with the Borrower, take reasonable steps to mitigate any circumstances which arise and which result or would result in:

  (i)
  any Tax Payment or Increased Cost being payable to that Finance Party;

  (ii)
  that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of illegality; or

  (iii)
  that Finance Party incurring any cost of complying with the minimum reserve requirements (if any) of a relevant Central Bank,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

  (b)
  The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

  (c)
  A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13.2 Finance Parties

        The provisions of this Agreement will not:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

14.   PAYMENTS

14.1 Place

        Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents shall be made to the Facility Agent to such account or office or bank as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

14.2 Funds

        Payments under the Finance Documents to the Facility Agent shall be made for value on the due date at such times and in immediately available funds at the time for the settlement of transactions in the relevant currency in the place for payment.

14.3 Distribution

  (a)
  Each payment received by the Facility Agent under the Finance Documents for another Party shall, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

  (b)
  The Facility Agent may apply any amount received by it for the Borrower in or towards payment (as soon as practicable after receipt) of any amount due from the Borrower under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  (c)
  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party shall immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

14.4 Currency

  (a)
  Interest is payable in SEK.

  (b)
  A repayment or prepayment of any principal amount is payable in SEK on its due date.

  (c)
  Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

  (d)
  Each other amount payable under the Finance Documents is payable in SEK.

14.5 No set-off or counterclaim

        All payments made by the Borrower under the Finance Documents shall be made without set-off or counterclaim.

14.6 Business Days

  (a)
  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or such other day the Facility Agent determines is market practice.

  (b)
  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

14.7 Partial payments

  (a)
  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Administrative Party shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

  (i)
  first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

  (ii)
  secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

  (iii)
  thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

  (iv)
  fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Facility Agent shall, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

15.   REPRESENTATIONS & WARRANTIES

15.1 Representations & Warranties

        The representations & warranties set out in this Clause are made by the Borrower to each Finance Party.

15.2 Status

  (a)
  It is a limited liability company, duly incorporated and validly existing under the laws of the Kingdom of Sweden.

  (b)
  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

15.3 Powers and authority

        It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

15.4 Validity

        Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

15.5 Non-conflict

        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

  (a)
  any law or regulation applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets.

15.6 No default

  (a)
  No Event of Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

  (b)
  No other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

15.7 Material Agreements

        The Material Agreements constitute the legal valid and binding obligations of each entity being a party thereto and as at the date hereof no default is outstanding under any such Material Agreement and no party to a Material Agreement has repudiated its obligations under any such Material Agreement.

15.8 No guarantees

        Neither the Borrower nor any other member of the Group has on the date hereof any liability (including contingent liabilities) in relation to the disposal of Everyday Distribution AB and Oy Metrolehti AB.

15.9 Authorisations

  (a)
  All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

  (b)
  It is not necessary under the laws of the Kingdom of Sweden:

  (i)
  in order to enable any Finance Party to enforce its rights under any Finance Document; or

  (ii)
  by reason only of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

  that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in Sweden; and

  (c)
  No Finance Party is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of any Finance Document.

15.10 Consolidated Accounts

        Its Consolidated Accounts most recently delivered to the Facility Agent (since no Consolidated Accounts exists for year 2001, the Consolidated Accounts shall, at the date of this Agreement, be read as the Original Accounts):

  (a)
  have been prepared in accordance with Swedish GAAP; and

  (b)
  fairly represent its consolidated financial condition as at the date to which they were drawn up,

except, in each case, as disclosed to the contrary in those financial statements.

15.11 Material adverse change

        There has been no material adverse change in the financial condition of the Target since the date of the Original Accounts.

15.12 Borrower's business

        The Borrower has not conducted any business prior to the acquisition of the Target.

15.13 Encumbrances

        No Encumbrance other than Permitted Encumbrances exists over all or any part of the assets of any member of the Group.

15.14 Indebtedness

        No member of the Group has incurred any Indebtedness other than Permitted Indebtedness.

15.15 Litigation

        No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

15.16 Base Case

        The financial projections in the Base Case were at the date they were made after careful consideration and enquiry and were, and are on the date hereof, believed by the Borrower to be true and accurate.

15.17 Valuation Report

        The information provided to Ernst & Young and upon which Ernst & Young has based its appraisal of the fair market value of the Target in the Valuation Report was at the date it was provided true and accurate in all, and not misleading in any, material respects nor has anything occurred after the date such information was provided to Ernst & Young which, on the date hereof, would render such information no longer being true and accurate or otherwise being misleading. The information contained in the Valuation Report (including the appraisal of the fair market value of the Target) gives, on the date the Valuation Report was prepared and on the date hereof, a true and accurate view of the Target, its business and financial standing and the appraisal of the fair market value of the Target is a reasonable appraisal.

15.18 Pari passu

        Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

15.19 Taxes

        All amounts payable by it under the Finance Documents may be made without any Tax Deduction, and no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document.

15.20 Immunity

  (a)
  The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

  (b)
  it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Sweden in relation to any Finance Document.

15.21 Ownership of Assets

        Each member of the Group has good title to or valid leases or licences of or is otherwise entitled to use and permit other members of the Group to use all material assets necessary to conduct its business to the extent not otherwise permitted by the terms of any of the Finance Documents.

15.22 Competition Clearance

        The Borrower confirms that no consents and approvals are required under any applicable competition laws and regulations for the Acquisition.

15.23 Times for making representations

  (a)
  The representations set out in this Clause are made by the Borrower on the date of this Agreement.

  (b)
  Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by the Borrower on the date of each drawing and the first day of each Term.

  (c)
  When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

16.   INFORMATION COVENANTS

16.1 Financial statements

  (a)
  The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

  (i)
  the audited consolidated financial accounts of the Group for each of its financial years;

  (ii)
  the audited unconsolidated financial statements of the Borrower for each of its financial years; and

  (iii)
  the quarterly reports of the Group.

  (b)
  All financial statements shall be supplied as soon as they are available and:

  (i)
  in the case of the Group's audited consolidated financial statements, within 150 days;

  (ii)
  in the case of the Borrower's audited unconsolidated financial statements, within 150 days; and

  (iii)
  in the case of the Group's quarterly reports, within 30 days, except for the second quarters' report which should be supplied within 60 days,

    of the end of the relevant financial period.

16.2 Form of financial statements

  (a)
  The Borrower ensures that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

  (b)
  The Borrower shall notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared.

  (c)
  If requested by the Facility Agent, the Borrower shall supply to the Facility Agent:

  (i)
  a full description of any change notified under paragraph (b) above; and

  (ii)
  sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

  (d)
  If requested by the Facility Agent, the Borrower shall enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Borrower and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Borrower and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

  (e)
  If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Borrower shall supply with each set of the financial statements another set of the financial statements prepared on the same basis as the Original Accounts.

16.3 Compliance Certificate

  (a)
  The Borrower shall supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

  (b)
  A Compliance Certificate shall be signed by two authorised signatories of the Borrower.

16.4 Information—miscellaneous

        The Borrower shall supply to the Facility Agent, (in sufficient copies for all the Lenders if the Facility Agent so requests):

  (a)
  copies of all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally or any class of them at the same time as they are despatched;

  (b)
  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which might, if adversely determined, have a Material Adverse Effect; and

  (c)
  promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

16.5 Notification of Default

  (a)
  The Borrower shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

  (b)
  Promptly on request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

17.   FINANCIAL COVENANTS

17.1 Net Debt to EBITDA

        The ratio of Net Debt to EBITDA for each period referred to in Column A shall not exceed the ratio set out in Column B opposite that period:

Column A	Column B
Each Quarter Date from 31st December 2002 until 30th June 2003	2,5
Each Quarter Date from 30th September 2003 until 30th June 2004	2,0
Each Quarter Date from 30th September 2004 until 30th September 2005	1,5

17.2 Cash Generated for Financing to Debt Service

        The ratio of Cash Generated for Financing to Debt Service shall for each twelve month period ending the last day of a calendar quarter be 1.0 or higher.

17.3 Maximum Capital Expenditure

        The Borrower shall not in any financial year below incur Capital Expenditure in excess of the Sek 5,000,000.

18.   GENERAL COVENANTS

18.1 General

        The Borrower agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, the Borrower shall ensure that each of its Subsidiaries performs that covenant.

18.2 Authorisations

        The Borrower shall promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

18.3 Compliance with laws

        The Borrower shall procure that itself and each member of the Group shall comply in all respects with all laws to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

18.4 Pari passu ranking

        The Borrower shall ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.5 Negative pledge

  (a)
  Except as provided below, no member of the Group may create or allow to exist any Encumbrance on any of its assets.

  (b)
  Paragraph (a) does not apply to:

  (i)
  Encumbrances arising by operation of law and in the ordinary course of trading;

  (ii)
  Encumbrances over credit balances on bank accounts granted solely for the purpose of the operation of clearing bank accounts on a gross and net balance basis;

  (iii)
  Encumbrances existing over assets (including the assets of Subsidiaries) acquired after the date of this Agreement provided that such Encumbrances are not created in contemplation of such acquisition and are discharged within six (6) months of such acquisition taking place;

  (iv)
  Encumbrances over any leased Assets permitted under this Agreement;

  (v)
  Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by the relevant member of the Group in the ordinary course of trading; or

  (vi)
  any other Encumbrances provided the aggregate amount of Indebtedness secured does not exceed SEK 5,000,000 or its equivalent.

18.6 Disposal of Assets

  (a)
  Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its Assets.

  (b)
  Paragraph (a) does not apply to:

  (i)
  any disposal approved by the Facility Agent;

  (ii)
  disposals of assets in the ordinary course of business;

  (iii)
  any Disposal of Assets on arms length's term for fair market value;

  (iv)
  the exchange of assets for other assets of same or superior type, quality and value;

  (v)
  disposals of assets between members of the Group;

    (vi)
    any disposals of assets which are obsolete or which are no longer required for the purpose of the relevant member of the Group's business or operations; and

    (vii)
    any other Disposal of Assets in an amount not exceeding SEK 5,000,000 for any calendar year.

all disposals referred to in (i), (iii), (iv) and (vi) above are subject to Clause 7.4, but with respect to (iv) above only to the extent such exchange result in positive net proceeds.

18.7    Indebtedness

  (a)
  The Borrower may not incur any Indebtedness other than the Indebtedness listed below:

  (i)
  any Indebtedness incurred under a Finance Document;

  (ii)
  any Indebtedness incurred as Subordinated Debt;

  (iii)
  any Indebtedness incurred as Acquisition Debt;

  (iv)
  any Indebtedness incurred under any derivative transaction protecting against or benefiting from the fluctuations in any rate or price entered into in accordance with Clause 18.9;

  (v)
  any Indebtedness owing by the Borrower to another member of the Group;

  (vi)
  any Indebtedness incurred in relation to finance lease, hire purchase and conditional sale arrangements entered into by the Borrower in an aggregate amount not to exceed SEK 5,000,000 or its equivalent; and

  (vii)
  any Indebtedness other than as set out in (i) to (v) above incurred by the Borrower in an aggregate amount not to exceed SEK 5,000,000 at any time.

  (b)
  The members of the Group (other than the Borrower), may not incur any Indebtedness other than the Indebtedness listed below:

  (i)
  any Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of three (3) months from the date of acquisition;

  (ii)
  any Indebtedness owing by a member of the Group to the Borrower;

  (iii)
  any Indebtedness incurred in relation to finance lease, hire purchase and conditional sale arrangements entered into by the members of the Group in an aggregate amount (for all such members of the Group (other than the Borrower)) not to exceed SEK 5,000,000 or its equivalent; and

  (iv)
  any Indebtedness other than as set out in (i) to (iii) above incurred by the members of the Group in an aggregate amount (for all such members of the Group (other than the Borrower)) not to exceed SEK 5,000,000 or its equivalent.

18.8    Change of business

        The Borrower shall ensure that no material change is made to the general nature of the business of the Borrower or its Subsidiaries from that carried on at the date of this Agreement.

18.9    Hedging etc.

        The Borrower will, after consultation with its financial adviser Banque Invik, take appropriate steps to mitigate its interest rate risks.

18.10    Acquisition Agreement

        The Borrower shall take all reasonable and practical steps to preserve and enforce its rights arising under the Acquisition Agreement.

18.11    Additional Security

        The Borrower shall, upon the occurence of a breach of Clause 17 and subject to any applicable prohibitions or limitations by law, procure that each relevant member of the Group provides at its expense to the Finance Parties additional security in the form of pledges over shares, fixed assets, floating charges or any other security interest as any Finance Party (acting reasonably) may from time to time request on terms satisfactory to the Facility Agent.

18.12    Dividends

        The Borrower shall not, and shall procure that neither of its Subsidiaries, make, pay or declare any dividend or other distribution (including inter alia the redemption or purchase of the shares in the Borrower and the payment of any kind of franchising but excluding any franchising fee paid by the Borrower and not exceeding 1.5 per cent of the Borrower's revenue) in relation to any shares forming part of its issued share capital (other than a dividend declared or paid to another member of the Group or in accordance with the terms of the Shareholders' Agreement) or repay or prepay, redeem or purchase any Subordinated Debt or pay any interest in respect of the Subordinated Debt other than a Permitted Payment. For the avoidance of doubt, the Borrower may pay SEK 390,000,000 of the purchase price under the Acquisition Agreement

18.13    Mergers

        No member of the Group may enter into any amalgamation, demerger, merger or reconstruction otherwise (save for the Borrower and the Target) than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Lenders.

18.14    Transfer of rights under Distribution Agreements

        The Borrower shall procure that Tidnings AB Metro does not transfer or in any other way assign its rights under any Distribution Agreement to any other party.

18.15    Insurance

        Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

19.   DEFAULT

19.1    Events of Default

        Each of the events set out in this Clause is an Event of Default.

19.2    Non-payment

        An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment is caused solely by technical or administrative error and is remedied within three Business Days of the due date.

19.3    Breach of other obligations

  (a)
  The Borrower or the Guarantor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance is capable of remedy; and is remedied within thirty (30) days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

  (b)
  If any equity and/or Subordinated Debt have been provided to the Borrower on or before the date the quarterly reports of the Group shall be provided under Clause 16.1 (b) (iii) in respect of any calculation period, such equity and/or Subordinated Debt shall be added to EBITDA when making the calculations set out in Clause 17 for the immediately preceding period. However, should this Clause be applicable then such information as shall be delivered by the Borrower in accordance with Clause 16 shall be delivered in two different versions, one where the equity and/or Subordinated Debt in question is included in the calculation and one where such equity and/or Subordinated Debt is not included in the calculations.

19.4    Misrepresentation

        A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of the Borrower under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation are capable of remedy and are remedied within twenty (20) days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

19.5    Cross-default

        Any of the following occurs in respect of a member of the Group and the Guarantor:

  (a)
  any of its Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

  (b)
  any of its Indebtedness:

  (i)
  becomes prematurely due and payable;

  (ii)
  is placed on demand; or

  (iii)
  is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

    in each case, as a result of an event of default (howsoever described); or

  (c)
  any commitment for its Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

  unless the aggregate amount of Indebtedness falling within paragraphs (a)-(c) above is less than SEK 5,000,000 or its equivalent with respect to a member of the Group and SEK 25,000,000 or its equivalent with respect to the Guarantor.

19.6    Finance Documents

        Any Party (other than a Finance Party) fails to comply with any material obligations under any Finance Document other than this Agreement.

19.7    Insolvency

  (a)
  Any of the following occurs in respect of a member of the Group or the Guarantor:

  (i)
  it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

  (ii)
  it admits its inability to pay its debts as they fall due;

  (iii)
  it suspends making payments on any of its debts or announces an intention to do so;

  (iv)
  by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

  (v)
  a moratorium is declared in respect of any of its indebtedness.

    If a moratorium occurs in respect of any member of the Group, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

  (b)
  Except as provided below, any of the following occurs in respect of a member of the Group or the Guarantor:

  (i)
  any step is taken with a view to a bankruptcy, reorganisation, composition, assignment or similar arrangement with any of its creditors;

  (ii)
  a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration or dissolution or any such resolution is passed;

  (iii)
  any person presents a petition for its winding-up, administration or dissolution;

  (iv)
  an order for its winding-up, administration or dissolution is made;

  (v)
  any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

  (vi)
  its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

  (vii)
  any other analogous step or procedure is taken in any jurisdiction.

  (c)
  Paragraph (b) does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within sixty (60) days or a petition which is frivolous or vexatious and which is discharged not later than two (2) Business Days prior to its hearing.

19.8    Creditors' process

        Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a member of the Group, having an aggregate value of at least SEK 5,000,000, and is not discharged within sixty (60) days.

19.9    Change of Control

        A Change of Control occurs.

19.10    Cessation of business

        A member of the Group or the Guarantor ceases, or threatens to cease, to carry on business except as a result of any disposal permitted under this Agreement.

19.11    Effectiveness of Finance Documents

  (a)
  It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

  (b)
  Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

  (c)
  An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

19.12    Ownership of the Target

        The Target ceases to be a Subsidiary of the Borrower.

19.13    Termination of the Distribution Agreements

        Any of the Distribution Agreements is terminated prior to the agreed expire date of the respective agreement.

19.14    Material adverse change

        Any event or series of events occurs which, in the opinion of the Majority Lenders, is reasonably likely to have a Material Adverse Effect.

19.15    Acceleration

        If an Event of Default is outstanding, the Facility Agent may, and shall if so instructed by the Majority Lenders, by notice to the Borrower:

  (a)
  cancel the Total Commitments; and/or

  (b)
  declare that all or part of any amounts outstanding under the Finance Documents are:

  (i)
  immediately due and payable; and/or

  (ii)
  payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

  Any notice given under this Subclause will take effect in accordance with its terms.

20.   THE ADMINISTRATIVE PARTIES

20.1    Appointment and duties of the Facility Agent

  (a)
  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

  (b)
  Each Finance Party irrevocably authorises the Facility Agent to:

  (i)
  perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

  (ii)
  execute each Finance Document expressed to be executed by the Facility Agent.

  (c)
  The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

20.2    Role of the Arranger

        Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party in connection with any Finance Document.

20.3    No fiduciary duties

        Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

20.4    Individual position of an Administrative Party

  (a)
  If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

  (b)
  Each Administrative Party may:

  (i)
  carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

  (ii)
  retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

20.5    Reliance

        The Facility Agent may:

  (a)
  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

  (b)
  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

  (c)
  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

  (d)
  act under the Finance Documents through its personnel and agents.

20.6    Majority Lenders' instructions

  (a)
  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

  (b)
  The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

  (c)
  The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

20.7    Responsibility

  (a)
  No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

  (i)
  any Finance Document or any other document; or

  (ii)
  any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

  (b)
  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

  (i)
  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

  (ii)
  has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

20.8    Exclusion of liability

  (a)
  The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document.

20.9    Default

  (a)
  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

  (b)
  If the Facility Agent:

  (i)
  receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

  (ii)
  is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

    it shall promptly notify the Lenders.

20.10    Information

  (a)
  The Facility Agent shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

  (b)
  Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

  (c)
  Except as provided above, the Facility Agent has no duty:

  (i)
  either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

  (ii)
  unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

  (d)
  In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

  (e)
  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by a member of the Group or the Guarantor solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

  (f)
  Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

20.11    Indemnities

  (a)
  Without limiting the liability of any Obligor under the Finance Documents, each Lender shall indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

  (b)
  The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

20.12    Compliance

        The Facility Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

20.13    Resignation of the Facility Agent

  (a)
  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Borrower.

  (b)
  Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

  (c)
  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

  (d)
  The person(s) appointing a successor Facility Agent shall, if practicable, consult with the Borrower prior to the appointment.

  (e)
  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term "Facility Agent" will mean such successor Facility Agent.

  (f)
  The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

  (g)
  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

  (h)
  The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

20.14    Relationship with Lenders

  (a)
  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

  (b)
  The Facility Agent may at any time, and shall if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

  (c)
  The Facility Agent shall keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

20.15    Facility Agent's management time

        If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

20.16    Notice period

        Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

21.   EVIDENCE

  Accounts etc

  (a)
  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

  (b)
  Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.   FEES

22.1    Facility Agent's fee

        The Borrower shall pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter.

22.2    Arrangement fee

        The Borrower shall pay to the Arranger for its own account an arrangement fee in the manner agreed in the Fee Letter.

22.3    Commitment fee

  (a)
  From the date of this Agreement, the Borrower shall pay a commitment fee computed at the rate of fifty (50) per cent per annum of the applicable Margin on the undrawn, uncancelled amount of Total Commitment.

  (b)
  Accrued commitment fee is payable quarterly in arrears. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled.

23.   INDEMNITIES AND BROKEN FUNDING COSTS

23.1    Currency indemnity

        The Borrower shall, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

  (a)
  that Finance Party receiving an amount in respect of its liability under the Finance Documents; or

  (b)
  that liability being converted into a claim, proof, judgment or order,

  in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

23.2    Other indemnities

  (a)
  The Borrower shall indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

  (i)
  the occurrence of any Event of Default;

    (ii)
    any failure by it to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

    (iii)
    (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Drawdown Request has been delivered for that Loan; or

    (iv)
    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

  (b)
  The Borrower shall indemnify the Facility Agent against any loss, cost or liability incurred by the Facility Agent as a result of:

  (i)
  investigating any event which the Facility Agent reasonably believes to be a Default; or

  (ii)
  acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

23.3    Broken Funding Costs

  (a)
  Each Borrower shall pay to each Lender its Broken Funding Costs.

  (b)
  Broken Funding Costs are the amount (if any) determined by the relevant Lender by which:

  (i)
  the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

    exceeds

    (ii)
    the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

  (c)
  Each Lender shall supply to the Facility Agent for the relevant Borrower details of the amount of any Broken Funding Costs claimed by it under this Subclause.

24.   EXPENSES

24.1    Initial costs

        The Borrower shall pay to the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of the Finance Documents.

24.2    Subsequent costs

        The Borrower shall pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

  (a)
  the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

  (b)
  any amendment, waiver or consent requested by or on behalf of the Borrower or specifically allowed by this Agreement.

24.3    Enforcement costs

        The Borrower shall pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

25.   AMENDMENTS AND WAIVERS

25.1    Procedure

  (a)
  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Borrower and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

  (b)
  The Facility Agent shall promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

25.2    Exceptions

  (a)
  An amendment or waiver which relates to:

  (i)
  the definition of Majority Lenders in Clause 1.1 (Definitions);

  (ii)
  an extension of the date of payment of any amount to a Lender under the Finance Documents;

  (iii)
  a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

  (iv)
  an increase in, or an extension of, a Commitment or the Total Commitments;

  (v)
  a term of a Finance Document which expressly requires the consent of each Lender;

  (vi)
  the right of a Lender to assign or transfer its rights or obligations under the Finance Documents;

  (vii)
  the security provided under the Security Documents; or

  (viii)
  this Clause;

  may only be made with the consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

25.3    Waivers and remedies cumulative

        The rights of each Finance Party under the Finance Documents:

  (a)
  may be exercised as often as necessary;

  (b)
  are cumulative and not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing.

        Delay in exercising or non-exercise of any right is not a waiver of that right.

26.   CHANGES TO THE PARTIES

26.1    Assignments and transfers by Obligors

        Any Obligor may not assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

26.2    Assignments and transfers by Lenders

  (a)
  A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer any of its rights and obligations under this Agreement to any other person (the New Lender) with the the prior written consent of the Borrower, such consent not to be unreasonably withheld.

  (b)
  Unless the Borrower and the Facility Agent otherwise agree, a transfer of part of a Commitment or the rights and obligations under this Agreement by the Existing Lender shall be in a minimum amount of SEK 50,000,000.

  (c)
  A transfer of obligations will be effective only if the New Lender duly executes the Transfer Certificate and pays the Fee set out in (d) below to the Facility Agent.

  (d)
  Unless the Facility Agent otherwise agrees, the New Lender shall pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of SEK 10,000.

  (e)
  Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

26.3    Confirmation of a New Lender

  (a)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

  (i)
  has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

  (ii)
  has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

26.4    Costs resulting from change of Lender or Facility Office

        If:

  (a)
  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

  (b)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

  (c)
  the Borrower need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

26.5    Affiliates of Lenders

  (a)
  Each Lender may fulfil its obligations in respect of any Loan through an Affiliate if:

  (i)
  the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

    (ii)
    the Loans in which that Affiliate will participate are specified in this Agreement or in a notice given by that Lender to the Facility Agent and the Borrower.

  In this event, the Lender and the Affiliate will participate in Loans in the manner provided for in sub-paragraph (ii) above.

  (b)
  If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

27.   DISCLOSURE OF INFORMATION

  (a)
  Each Finance Party shall keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

  (i)
  which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

  (ii)
  in connection with any legal or arbitration proceedings;

  (iii)
  if required to do so under any law or regulation;

  (iv)
  to a governmental, banking, taxation or other regulatory authority;

  (v)
  to its professional advisers;

  (vi)
  to the extent allowed under paragraph (b) below; or

  (vii)
  with the agreement of the Borrower.

  (b)
  A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

  (i)
  a copy of any Finance Document; and

  (ii)
  any information which that Finance Party has acquired under or in connection with any Finance Document.

        However, before a participant may receive any confidential information, it shall agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

28.   SET-OFF

        A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.   PRO RATA SHARING

29.1    Redistribution

        If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

  (a)
  the recovering Lender shall, within three Business Days, supply details of the recovery to the Facility Agent;

  (b)
  the Facility Agent shall calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

  (c)
  the recovering Lender shall pay to the Facility Agent an amount equal to the excess (the redistribution).

29.2    Effect of redistribution

  (a)
  The Facility Agent shall treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

  (b)
  When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

  (c)
  If:

  (i)
  a recovering Lender shall subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

  (ii)
  the recovering Lender has paid a redistribution in relation to that recovery,

  each Finance Party shall reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

29.3    Exceptions

        Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

  (a)
  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

  (b)
  it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

  (i)
  the recovering Lender notified the Facility Agent of those proceedings; and

  (ii)
  the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

30.   SEVERABILITY

        If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

  (a)
  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

  (b)
  the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

31.   FORCE MAJEURE

31.1
The Finance Parties shall not be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Finance Parties themselves take such measures, or are subject to such measures.

31.2
Any damage that may arise in other cases shall not be indemnified by the Finance Parties if they have observed normal care. The Finance Parties shall not in any case be held responsible for any indirect damage. Should there be an obstacle as described above for the Finance Parties to take any action in compliance with any Finance Document such action may be postponed until the obstacle has been removed.

32.   NOTICES

32.1    In writing

  (a)
  Any communication in connection with a Finance Document shall be in writing and, unless otherwise stated, may be given in person, by post, fax or email.

  (b)
  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document shall be given in writing.

32.2    Contact details

  (a)
  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

  (b)
  The contact details of the Borrower for this purpose are:

Address:	Metro Sweden Holding AB c/o Metro International UK Ltd 4th Floor Leconfield House, Curzon Street London W1J 5JA United Kingdom
Fax number:	+44 20 7493 3229
Attention:	For the attention of the CEO

with a copy to Banque Invik:
Address:	Banque Invik Luxembourg Filial Skeppsbron 18 Box 2015 103 11 Stockholm
Fax number:	+46 8 562 000 07
Attention:	For the attention of the Branch Manager
  (c)
  The contact details of the Facility Agent for this purpose are:

Address:	Nordea Bank Sweden AB (publ) International Loan Administration, H 352 SE-105 71 Stockholm Sweden
Fax number:	+ 46 8 614 76 30
Tel number:	+ 46 8 614 70 80
  (d)
  Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

  (e)
  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

32.3    Effectiveness

  (a)
  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

  (i)
  if delivered in person, at the time of delivery;

  (ii)
  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

  (iii)
  if by fax or e-mail, when received in legible form.

  (b)
  A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

  (c)
  A communication to the Facility Agent will only be effective on actual receipt by it.

32.4    Language

        Any notice given in connection with a Finance Document shall be in English.

33.   GOVERNING LAW

        This Agreement shall be governed by the laws of the Kingdom of Sweden.

34.   ENFORCEMENT

34.1    Jurisdiction

        Subject to Clause 34.2 below, the courts of Sweden shall have non-exclusive jurisdiction over matters arising of or in connection with this Agreement. The City Court of Stockholm (Sw: Stockholms tingsrätt) shall be court of first instance.

34.2
The submission to the jurisdiction of Swedish Courts shall not limit the right of the Facility Agent or a Bank to take proceedings against the Borrower in any court which may otherwise exercise jurisdiction of the Borrower or any of its assets.

34.3    Waiver of immunity

        The Borrower irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf; and

  (b)
  waives all rights of immunity in respect of it or its assets.

        The Parties have caused this Agreement to be duly executed on the date set out above. The Parties have taken one copy each of the executed Agreement.

Borrower
METRO SWEDEN HOLDING AB

By:	/s/ ANDERS FALLMAN	By:	/s/ PELLE TÖRNBERG
Arranger
NORDEA BANK SWEDEN AB

By:	/s/ AXEL BERNING	By:	/s/ MATS SANDMARK
Original Lender
NORDEA BANK SWEDEN AB

By:	/s/ AXEL BERNING	By:	/s/ MATS SANDMARK
Facility Agent
NORDEA BANK SWEDEN AB

By:	/s/ AXEL BERNING	By:	/s/ MATS SANDMARK
Security Agent
NORDEA BANK SWEDEN AB

By:	/s/ AXEL BERNING	By:	/s/ MATS SANDMARK

SCHEDULE 1

Name of Original Lender	Commitment in SEK
Nordea Bank Sweden AB (publ)	400,000,000

Total Commitment	400,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

TO BE DELIVERED BEFORE THE FIRST REQUEST

Part 1—Corporate documents (in a form and substance acceptable to the Lender)

1.
A copy of the articles of association of each Obligor.

2.
A copy of the certificate of registration of each Obligor.

2.
A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, the Finance Documents.

3.
A specimen of the signature of each person authorised on behalf of each Obligor to execute the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.
A certificate of an authorised signatory of the Borrower certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Part 2—Agreements (in a form and substance acceptable to the Lender)

1.
A copy of the executed Acquisition Agreement.

2.
A copy of each executed Distribution Agreement.

3.
A copy of the executed Shareholders' Agreement.

4.
A copy of the executed Intercreditor Agreement.

5.
A copy of the executed Parent Guarantee.

6.
A copy of the executed Parent Share Pledge Agreement.

7.
A copy of the executed Borrower Share Pledge Agreement.

8.
A copy of the executed Cash Collateral Account Pledge Agreement.

9.
A copy of the executed Subordinated Note.

10.
A copy of the executed Fee Letter.

Part 3—Legal opinions (in a form and substance acceptable to the Lender)

1.
A legal opinion of Linklaters, legal advisers in Luxemburg to the Facility Agent, addressed to the Finance Parties.

2.
A legal opinion of Advokatfirman Vinge KB, legal advisers in the Kingdom of Sweden to the Facility Agent, addressed to the Finance Parties.

Part 4—Other documents (in a form and substance acceptable to the Lender)

1.
A copy of the Valuation Report addressed to the Facility Agent acting on behalf of the Lenders.

2.
A copy of the Base Case.

3.
A copy of a structure document including a group structure chart, corporate details and summary balance sheets of each member of the Group, details of existing Indebtedness and a cash flow schedule in order for completion to occur.

4.
Legal due diligence report prepared by Vinge.

5.
Tax report prepared by PriceWaterhouseCoopers.

6.
Auditors report prepared by Ernst & Young.

7.
A copy of the Original Consolidated Accounts.

8.
A copy of the management accounts for the Target for the period January 1, 2002 to March 31, 2002.

9.
Evidence that all fees and expenses then due and payable from the Borrower under this Agreement have been or will be paid on or before the first Drawdown Date.

10.
Evidence that the equity of the Borrower is not less than SEK 1,000,000.

11.
Evidence that the Encumbrances to be created pursuant to the Security Documents have been duly perfected.

12.
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Borrower is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF BASE CASE

SCHEDULE 4

FORM OF BORROWER SHARE PLEDGE AGREEMENT

        THIS BORROWER SHARE PLEDGE AGREEMENT (the Agreement) is made on [    ] 2002 between:

  (1)
  METRO SWEDEN HOLDING AB registration number 556625-7530, (the Pledgor); and

  (2)
  NORDEA BANK SWEDEN AB (publ), registration number 502010-5523, as security agent (the Security Agent) for itself and the Finance Parties (as defined below) under the Finance Documents (as defined below).

INTRODUCTION:

  (A)
  Pursuant to the amortising revolving facility agreement (the Facility Agreement), entered into by and between the Finance Parties as defined in the Facility Agreement and the Pledgor, on 18 June 2002, the Lenders (as defined in the Facility Agreement) have agreed to make a loan facility of SEK 400,000,000 available to the Pledgor as Borrower under the Facility Agreement.

  (B)
  The Pledgor has agreed to provide collateral to the Security Agent on behalf of each of the Finance Parties to secure its obligations and liabilities under the Facility Agreement and the other Finance Documents (as defined in the Facility Agreement) on the terms and conditions set out in this Agreement.

INTERPRETATION

        1.1    Unless otherwise defined herein, terms defined in the Facility Agreement have the same meanings when used in this Agreement.

        1.2    In this Agreement

          Beneficiaries means the Finance Parties represented by the Security Agent;

          Enforcement Event means when the Facility Agent has given notice to the Borrower in accordance with Clause 19.15 of the Facility Agreement;

          Related Rights means, in relation to the Shares (as defined below), all dividends and other distributions paid or payable after the date hereof on all of the Shares whether in cash or in kind and all shares, securities (including any convertible debt instruments and the dividends or interest thereon), rights, money and property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares;

          Secured Obligations means all present and future obligations and liabilities (whether actual or contingent) of the Pledgor to the Beneficiaries (or any one of them) under each of the Finance Documents, in each case together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents or any other document evidencing or securing such liabilities;

          Security Assets means the Shares and the Related Rights;

          Security Period means the period beginning on the date of this Agreement and ending on the date on which the Facility Agent confirms to the Security Agent that all sums due to the Beneficiaries under the Finance Documents have been unconditionally and irrevocably paid or repaid in full;

          Share Certificates means the share certificates representing the Shares; and

          Shares mean 1,000 shares, each with a nominal value of SEK 100, in the Target (as defined below) representing 100 per cent of the total number of shares in the Target.

          Target means Metro Nordic Sweden AB (company identity No. 556585-0046).

        1.3    In this Agreement, a reference to

    (i)
    any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

    (ii)
    a person includes its successors and assigns; and

    (iii)
    any document, agreement or other instrument is a reference to the same as it may have been, or may from time to time be, amended, novated, varied or supplemented.

2.     PLEDGE OF SECURITY ASSETS AND GRANT OF SECURITY

        2.1    The Pledgor hereby pledges the Security Assets to the Beneficiaries for the purpose of constituting security for the due and punctual payment, discharge and performance of the Secured Obligations.

        2.2    Notwithstanding Clause 2.1 above, the Pledgor (and/or its subsidiaries) may receive dividend until an Event of Default has occurred.

3.     PERFECTION OF PLEDGE

        3.1    The Pledgor shall on the date hereof deliver to the Security Agent the Share Certificates duly endorsed in blank together with any coupons and other documents pertaining thereto. Should any shares be issued in the future, the Pledgor shall promptly deliver to the Security Agent any share certificates evidencing such shares duly endorsed in blank together with any coupons and other documents pertaining thereto.

        3.2    Upon the issue of any Related Rights, the Pledgor shall promptly deliver to the Security Agent or procure the delivery to the Security Agent of documents of title in respect of such Related Rights together with such other documents as the Security Agent in its absolute discretion may consider appropriate.

4.     CONTINUING SECURITY

        4.1    The pledge created by this Agreement shall be a continuing security and shall not be considered as discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until the end of the Security Period.

        4.2    The pledge created by this Agreement is in addition to and is not in any way prejudiced by any present or future pledge, guarantee or other security given in respect of the Secured Obligations.

        4.3    The Beneficiaries are entitled to decide, in their own discretion, which security interests and in what order such security interests shall be applied towards the satisfaction of the Secured Obligations and the Pledgor shall not be entitled to claim any right to any other security given to the Beneficiaries in respect of the Secured Obligations.

5.     DIVIDENDS

        5.1    Notwithstanding Clause 2.1 and subject to Clause 2.2 above, all dividends declared on or in respect of the Shares shall be paid to the Pledgor for as long as no Event of Default has occurred.

        5.2    Following the occurrence of an Event of Default and for as long as it is continuing, all dividends shall be paid to the Security Agent on behalf of the Beneficiaries. Any dividends paid to the Security Agent will become part of the security created under this Agreement and be applied towards satisfaction of the Secured Obligations.

6.     EXERCISE OF SHAREHOLDER RIGHTS

        6.1    Subject to Clause 6.2, the Pledgor shall during the term of this Agreement have the right to exercise any voting rights attached to the Shares in a manner consistent with this Agreement and the other Finance Documents.

        6.2    Upon or during the continuance of an Enforcement Event, the Pledgor will at the request of the Security Agent issue to the Security Agent a separate power of attorney in the form set out in Appendix 2, giving the Security Agent, thirty (30) days after the occurrence of an Enforcement Event, the exclusive right to exercise or cause to be exercised the voting rights or other shareholder rights attached to the Shares. The power of attorney shall be renewed annually and the Pledgor shall ensure that such power of attorney remains at all relevant times in effect.

7.     REPRESENTATIONS AND WARRANTIES

        7.1    The Pledgor represents and warrants that:

  (a)
  it is a limited liability company, duly incorporated and validly existing under the laws of the Kingdom of Sweden;

  (b)
  it, the Target and any of the Target's Subsidiaries have the power to own its assets and carry on its business as it is being conducted;

  (c)
  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

  (d)
  subject to any limitation as to legal matters set out in the legal opinions delivered under the Facility Agreement, this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms;

  (e)
  the execution and performance of this Agreement will not breach (i) the constitutional documents of the Pledgor, the Target or any of the Target's Subsidiaries; (ii) any law or regulation by which the Pledgor, the Target or any of the Target's Subsidiaries is bound; or (iii) any document which is binding upon it, the Target or any of the Target's Subsidiaries or any of its, the Target's or the Target's Subsidiaries' assets to the extent such breach has a Material Adverse Effect;

  (f)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (g)
  it is not necessary (i) in order to enable any Beneficiary to enforce its rights under this Agreement; or (ii) by reason only of the execution of this Agreement or the performance by it of its obligations under this Agreement, that any Beneficiary should be licensed, qualified or otherwise entitled to carry on business in Sweden;

  (h)
  no Beneficiary is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of this Agreement; and

  (i)
  in relation to it or its Subsidiaries, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

        7.2    The Pledgor further represents and warrants that:

  (a)
  it has full ownership of the Security Assets and no lien or any other kind of encumbrance is in existence over the Shares or any part thereof except for the security created hereunder;

  (b)
  the Shares have been validly issued, fully paid and duly registered and constitute one hundred (100) per cent of the Targets issued share capital;

  (c)
  it has not issued, granted or entered into any outstanding options, warrants or other rights of any kind, the content of which includes a right to acquire, or an obligation to issue Shares or other equity interests in the Target; and

  (d)
  it has not taken any action nor have any steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, or re-organisation of for the appointment of a liquidator, administrator or similar officer of it or a material part of its assets.

8.     UNDERTAKINGS BY THE PLEDGOR

        8.1    The Pledgor shall not otherwise than as permitted by the Finance Documents:

  (a)
  create or permit to subsist any security interest over Security Asset other than any security interest created by this Agreement;

  (b)
  sell, transfer or otherwise dispose of any Security Asset or permit the same to occur;

  (c)
  amend or change the Articles of Association of the Target without the Security Agent's prior consent and in no case incorporate pre-emptive rights or provisions limiting the Target to grant security;

  (d)
  take or permit the taking of any action whereby the rights attaching to any of the Security Assets are amended or further shares or Related Rights in the Target are issued, save that it may take or permit the taking of action whereby further shares in the Target are issued provided that such shares are issued in favour of the Pledgor and (if not already effected by this Agreement) the Pledgor simultaneously pledges such shares to the Security Agent on the same terms as this Agreement; or

  (e)
  do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Security Assets or the rights of the Security Agent hereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the Security Assets.

        8.2    The Pledgor shall not vote for any resolution authorising an issue of new shares, convertible debt instruments or other securities in the Target unless the Pledgor extends the pledge contained in this Agreement to such issue and perfects such security, to the satisfaction of the Security Agent.

        8.3    The Pledgor shall not, without the prior written consent of the Security Agent, vote for any resolution for liquidation or winding-up, unless the liquidation or winding-up is required by mandatory legislation, or for any resolution for the commencement of insolvency proceedings or other similar proceedings which may adversely affect the effectiveness or value of the pledge.

9.     ENFORCEMENT

        9.1    Upon the occurrence of an Enforcement Event and at any time thereafter, the Security Agent shall, subject to Clause 9.2 below and in addition to any other remedies provided herein, in the Finance Documents or permitted by law, be entitled to liquidate any or all of the Security Assets through one or more sales as set out below, free from any claim or right of any nature whatsoever of the Pledgor, as the Security Agent shall in its sole discretion elect:

  (a)
  sell the Security Assets or any part thereof, for cash or other value, publicly or privately, after the Security Agent has given the Pledgor thirty (30) days prior written notice of the time and place of any public auction or, as the case may be, the time after which a private sale may be made, and the Security Agent shall not be liable for any loss arising from or in connection with the realisation of the Security Assets or any part thereof; or

  (b)
  purchase itself, or nominate a third party who shall be entitled to purchase, the Security Assets or any part thereof from the Pledgor after having engaged an independent valuation agency, appointed by the Stockholm Chamber of Commerce, as an expert to determine the value of the Security Assets or any part thereof.

        9.2    Notwithstanding the above, the Security Agent shall, at any time prior to or at a public auction in accordance with Clause 9.1 (a), be obliged to sell the Security Assets to the Pledgor or a third person appointed by the Pledgor provided always that the proceeds from such sale after deduction of all costs incurred in connection with the sale exceeds the Secured Obligations.

        9.3    For the avoidance of doubt, Chapter 10 of the Swedish Commercial Code (Sw. Handelsbalken) shall not apply when the Security Agent enforces the Security Assets.

        9.4    For the purpose of enforcing the pledge created by this Agreement upon the occurrence of an Enforcement Event and for as long as such Enforcement Event is continuing, the Pledgor irrevocably authorises and empowers the Security Agent, with full power of substitution, to act in the name of the Pledgor and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the enforcement of the Security Assets.

10.   APPLICATION OF PROCEEDS

        Any monies received by the Security Agent in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Security Agent in discharge of the Secured Obligations in the manner and order determined by the Security Agent. When all of the Secured Obligations have been fully and irrevocably discharged, the surplus (if any) shall be paid to the Pledgor

11.   WAIVER OF DEFENCES

        The obligations of the Pledgor under this Agreement shall not be affected by any act, omission or circumstance which but for this provision might operate to release or otherwise exonerate the Pledgor from its obligations under this Agreement or prejudice or diminish those obligations in whole or in part, including (whether or not known to it, the Security Agent or any other Beneficiary):

  (a)
  any time or waiver granted to, or composition with, it or any other person;

  (b)
  the taking, variation, compromise, exchange, renewal or release or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, it or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (c)
  any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or in status of it or any other person;

  (d)
  any unenforceability, illegality, frustration or invalidity of any obligation of any person under the Finance Documents or any other documents or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality, frustration or invalidity; and

  (e)
  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of it under the Finance Documents resulting from any re-organisation, composition, insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall be for the purposes of the Pledgor's obligations under this Agreement be construed as if there were no such circumstance.

12.   COSTS AND EXPENSES

        The Pledgor will pay all costs and expenses (including without limitation stamp duties and legal fees) incurred by the Beneficiaries in connection with perfection or enforcement of the pledge created under this Agreement. The Pledgor shall indemnify the Beneficiaries in respect of such costs and expenses. All such costs and expenses shall be included in the Secured Obligations.

13.   RELEASE OF PLEDGE

        Upon the expiry of the Security Period, the Security Agent shall, at the request of the Pledgor and subject to the Security Agent being indemnified in respect of its costs, execute such documents and do such other things that may be necessary to release the pledge over the Security Assets.

14.   FORCE MAJEURE

        14.1    Neither the Security Agent nor any of the other Beneficiaries shall be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Security Agent or any of the Lenders takes such measures, or is subject to such measures. Should there be an obstacle as described above for the Security Agent or the Lenders to take any action in compliance with this Agreement, such action may be postponed until the obstacle has been removed.

        14.2    Any damage that may arise in other cases shall not be indemnified by the Security Agent or any of the other Beneficiaries unless such damage results from gross negligence or wilful misconduct or if the Security Agent and/or the Beneficiaries have not observed normal care. Neither the Security Agent nor any of the other Beneficiaries shall in any case be held responsible for any indirect damage.

15.   FURTHER ASSURANCE

        The Pledgor shall, from time to time and at its own expense, upon the request by the Security Agent, promptly and duly execute and deliver any and all such transfers, powers of attorney and other further documents as the Security Agent may reasonably deem desirable for the purpose of obtaining the full benefit of this Agreement and of the rights and powers granted under it, including any that the Security Agent may require for perfecting its title to any of the Security Assets or for vesting the same in itself or in any purchaser or transferee.

16.   ASSIGNMENTS, ETC

        16.1    The Security Agent may, on its own behalf and on behalf of the other Beneficiaries, assign and transfer all of its respective rights and obligations under this Agreement in accordance with the Facility Agreement.

        16.2    The Pledgor may not assign or transfer any part of its rights, benefits or obligations under this Agreement.

17.   AMENDMENTS

        This Agreement may not be amended unless made by an instrument in writing and signed by the Pledgor and the Security Agent.

18.   POWER OF ATTORNEY

        Each Beneficiary hereby irrevocably appoints the Security Agent as its attorney to (i) represent it under this Agreement, (ii) give and receive any notice and any other information to be given or received under this Agreement, and (iii) in all other respects act on its behalf in relation to this Agreement.

19.   NOTICES

        19.1    Every notice or other communication under this Agreement shall be given in writing in English and shall be made by letter or telefax.

        19.2    Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective address given in Clause 19.3.

        19.3    The addresses and fax numbers of the Security Agent and the Pledgor are:

  (a)
  the Security Agent:
  Nordea Bank Sweden AB (publ)
  Internal Loan Administration, H 352
  SE-105 71 Stockholm
  Sweden
  Telefax:  + 46 8 614 76 30

  (b)
  the Pledgor:
  Metro Sweden Holding AB
  Attention:  For the attention of the CEO
  Telefax:  +44 20 7493 3229

        19.4    (a) Any notice or other communication given by the Security Agent will be deemed to have been received:

    (i)
    if by letter, on the fifth Business Day from dispatch thereof; and

    (ii)
    if by telefax, on the day of dispatch.

    provided that a notice given by telefax which is dispatched after 12 noon (Swedish time), or on a day, which is not a Business Day, will be deemed to be given on the next Business Day.

  (b)
  Any notice or other communication given to the Security Agent shall be deemed to have been given only on actual receipt.

20.   COUNTERPARTS

        This Agreement may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.   GOVERNING LAW AND JURISDICTION

        21.1    This Agreement and the pledge set out herein shall be governed by and construed in accordance with the laws of Sweden.

        21.2    Subject to Clause 21.3 below, the courts of Sweden shall have exclusive jurisdiction over matters arising out of or in connection with this Agreement. The District Court of Stockholm shall be court of first instance.

        21.3    The submission to the jurisdiction of the Swedish Courts shall not limit the right of the Security Agent to take proceedings against the Pledgor in any court which may otherwise exercise jurisdiction over the Pledgor or any of its assets.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date which first appears on page 1.

METRO SWEDEN HOLDING AB
Name: Title:	Name: Title:
NORDEA BANK SWEDEN AB (publ)
Name: Title:	Name: Title:

APPENDIX 1

FORM OF NOTICE

Metro Nordic Sweden AB
[Address]
Sweden

        [Date], 2002

Dear Sirs,

        This is to notify you notice that under a Parent Share Pledge Agreement between ourselves and Nordea Bank Sweden AB (publ) (the Security Agent) dated [    ] 2002 (the Pledge Agreement), we have pledged to the Security Agent, acting on behalf of certain Beneficiaries (as defined in the Pledge Agreement), all our rights, title and interest in all issued and outstanding shares of Metro Nordic Sweden AB (the Target) and all other shares issued by the Target from time to time owned by ourselves (the Shares) together with all dividends and other distributions and interest paid or payable after the date hereof on the Shares and all certificates, shares, securities (including any convertible debt instruments, warrants or the dividends or interest thereon), rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of the Shares or in substitution or exchange for the Shares (the Related Rights).

        The pledge created by the Pledge Agreement shall be registered in the share register of the Target and the Security Agent, acting on behalf of certain Beneficiaries (as defined in the Pledge Agreement), shall be registered as having the rights to the Shares and the Related Rights as set out above. Please note that any dividend on the Shares shall be paid to ourselves until other instructions are given to you by the Security Agent.

        We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to each of the Security Agent and ourselves.

METRO SWEDEN HOLDING AB

By:

        We hereby acknowledge receipt of this letter and confirm that the pledge has been noted in the share register. We further confirm that we will pay all dividends and other distributions to the Security Agent when the Security Agent has given us such instructions in accordance with the Pledge Agreement.

METRO NORDIC SWEDEN AB

By:

APPENDIX 2

FORM OF POWER OF ATTORNEY

        This power of attorney is issued pursuant to a parent share pledge agreement, dated [                        ] 2002, (the Pledge Agreement), between Metro Holding AB (the Pledgor) and Nordea Bank Sweden AB (publ) (the Security Agent), acting on behalf of certain Beneficiaries (as defined therein).

        The Pledgor hereby empowers any person duly appointed by the Security Agent to attend all general meetings of the shareholders in Metro Nordic Sweden AB (the Target) as the Pledgor's representative and to vote at such general meeting for all the shares in the Target owned by the Pledgor.

        This power of attorney is irrevocable and will, when the Security Agent certifies that an Event of Default under the Pledge Agreement, has occurred and is continuing, exclude the Pledgor from exercising the voting rights at general meeting of shareholders in the Target.

        This power of attorney becomes effective on the date it is signed by the Pledgor and it shall remain in force for one year from such date.

        This power of attorney shall in all respects be governed by and construed in accordance with the laws of Sweden.

Date:
Place:

METRO SWEDEN HOLDING AB

By:

SCHEDULE 5

FORM OF CASH COLLATERAL PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT REGARDING BANK ACCOUNT (the Agreement) is made on [    ] 2002 between:

(1)
METRO SWEDEN HOLDING AB, registration number 556625-7530, (the Pledgor); and

(2)
NORDEA BANK SWEDEN AB (publ), registration number 502010-5523, as security agent (the Security Agent) for itself and the Finance Parties (as defined below) under the Finance Documents (as defined below).

INTRODUCTION:

(C)
Pursuant to the amortising revolving facility agreement (the Facility Agreement), entered into by and between the Finance Parties (as defined in the Facility Agreement) and the Pledgor on 18 June 2002, the Lenders (as defined in the Facility Agreement) have agreed to make a loan facility of SEK 400,000,000 available to the Pledgor as Borrower under the Facility Agreement.

(D)
The Pledgor has agreed to provide collateral to the Security Agent on behalf of each of the Finance Parties to secure the Pledgor's obligations and liabilities under the Facility Agreement and the other Finance Documents (as defined in the Facility Agreement) on the terms and conditions set out in this Agreement.

1.     INTERPRETATION

1.1
Unless otherwise defined herein, terms defined in the Facility Agreement have the same meanings when used in this Agreement.

1.2
In this Agreement

        Bank Account means the Pledgor's account no. 3144 200 1321 in Nordea Bank Sweden AB (publ).

        Beneficiaries means the Finance Parties represented by the Security Agent;

        Enforcement Event means when the Facility Agent has given notice to the Borrower in accordance with Clause 19.15 of the Facility Agreement;

        Secured Obligations means all present and future obligations and liabilities (whether actual or contingent) of the Pledgor to the Beneficiaries (or any one of them) under each of the Finance Documents, in each case together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents or any other document evidencing or securing such liabilities;

        Security Assets means the Bank Account and all sums paid into and from time to time standing the Bank Account, together with all interest accruing from time to time paid into and from time to time standing the Bank Account; and

        Security Period means the period beginning on the date of this Agreement and ending on the earlier of (i) the date the Borrower has delivered a Compliance Certificate showing that the ratio o Net Debt to EBITDA is 2.0 or less, such date not to be prior to the 30 June 2003 and (ii) the date on which the Facility Agent confirms to the Security Agent that all sums due to the Beneficiaries under the Finance Documents have been unconditionally and irrevocably paid or repaid in full.

1.3
In this Agreement, a reference to

    (iv)
    any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

    (v)
    a person includes its successors and assigns; and

    (vi)
    any document, agreement or other instrument is a reference to the same as it may have been, or may from time to time be, amended, novated, varied or supplemented.

2.     PLEDGE OF SECURITY ASSETS AND GRANT OF SECURITY

2.3
The Pledgor hereby pledges the Security Assets to the Beneficiaries for the purpose of constituting security for the due and punctual payment, discharge and performance of the Secured Obligations.

3.     PERFECTION OF PLEDGE

3.1
The Pledgor shall on the date hereof inform Nordea Bank Sweden AB (publ) of the pledge and security interest over the Security Assets created hereby in the form attached hereto;

3.2
No withdrawals of funds may be made from the Bank Account without the prior written consent of the Security Agent.

4.     CONTINUING SECURITY

4.1
The pledge created by this Agreement shall be a continuing security and shall not be considered as discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until the end of the Security Period.

4.2
The pledge created by this Agreement is in addition to and is not in any way prejudiced by any present or future pledge, guarantee or other security given in respect of the Secured Obligations.

4.3
The Beneficiaries are entitled to decide, in their own discretion, which security interests and in what order such security interests shall be applied towards the satisfaction of the Secured Obligations and the Pledgor shall not be entitled to claim any right to any other security given to the Beneficiaries in respect of the Secured Obligations.

5.     REPRESENTATIONS AND WARRANTIES

5.1
The Pledgor represents and warrants that:

(a)
it is a limited liability company, duly incorporated and validly existing under the laws of the Kingdom of Sweden;

(j)
it, has the power to own its assets and carry on its business as it is being conducted;

(k)
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

(l)
subject to any limitation as to legal matters set out in the legal opinions delivered under the Facility Agreement, this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms;

(m)
the execution and performance of this Agreement will not breach (i) the constitutional documents of the Pledgor,; (ii) any law or regulation by which the Pledgor, is bound; or (iii) any document which is binding upon it, or any of its, assets to the extent such breach has a Material Adverse Effect;

  (n)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (o)
  it is not necessary (i) in order to enable any Beneficiary to enforce its rights under this Agreement; or (ii) by reason only of the execution of this Agreement or the performance by it of its obligations under this Agreement, that any Beneficiary should be licensed, qualified or otherwise entitled to carry on business in Sweden;

  (p)
  no Beneficiary is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of this Agreement; and

  (q)
  in relation to it, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

5.2
The Pledgor further represents and warrants that:

(a)
it has full ownership of the Security Assets and no lien or any other kind of encumbrance is in existence over the Security Assets or any part thereof except for the security created hereunder;

(e)
the Pledge and the security interest over the Security Assets have been duly authorised and validly created; and

(f)
it has not taken any action nor have any steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, or re-organisation of for the appointment of a liquidator, administrator or similar officer of it or a material part of its assets.

6.     UNDERTAKINGS BY THE PLEDGOR

6.1
The Pledgor shall not otherwise than as permitted by the Finance Documents:

(f)
create or permit to subsist any security interest over the Security Assets other than any security interest created by this Agreement;

(g)
sell, transfer or otherwise dispose of any Security Assets or permit the same to occur;

(h)
take or permit the taking of any action whereby the rights attaching to any of the Security Assets are amended; and

(i)
do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Security Assets or the rights of the Security Agent hereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the Security Assets.

6.2
The Pledgor shall at its own expense, from time to time, upon becoming aware of the need therefore and upon reasonable request of the Security Agent, do all such acts and execute all such documents necessary or advisable for giving full effect to this Agreement and securing the Security Agent and the Finance Parites the full benefit of the rights, powers and remedies conferred upon the Security Agent and the Finance Parties in this Agreement.

7.     ENFORCEMENT

7.1
Upon the occurrence of an Enforcement Event and for as long as the same is subsisting the Security Agent may, in addition to any other remedies provided for herein or by applicable law, withdraw the funds on the Bank Account and set them off against the Secured Obligations.

7.2
For the avoidance of doubt, Chapter 10 of the Swedish Commercial Code (Sw. Handelsbalken) shall not apply when the Security Agent enforces the Security Assets.

7.3
For the purpose of enforcing the pledge created by this Agreement upon the occurrence of an Enforcement Event and for as long as such Enforcement Event is continuing, the Pledgor irrevocably authorises and empowers the Security Agent, with full power of substitution, to act in the name of the Pledgor and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the enforcement of the Security Assets.

8.     APPLICATION OF PROCEEDS

        Any monies received by the Security Agent in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Security Agent in discharge of the Secured Obligations in the manner and order determined by the Security Agent. When all of the Secured Obligations have been fully and irrevocably discharged, the surplus (if any) shall be paid to the Pledgor

9.     WAIVER OF DEFENCES

        The obligations of the Pledgor under this Agreement shall not be affected by any act, omission or circumstance which but for this provision might operate to release or otherwise exonerate the Pledgor from its obligations under this Agreement or prejudice or diminish those obligations in whole or in part, including (whether or not known to it, the Security Agent or any other Beneficiary):

  (f)
  any time or waiver granted to, or composition with, it or any other person;

  (g)
  the taking, variation, compromise, exchange, renewal or release or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, it, or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (h)
  any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or in status of it or any other person;

  (i)
  any unenforceability, illegality, frustration or invalidity of any obligation of any person under the Finance Documents or any other documents or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality, frustration or invalidity; and

  (j)
  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of it under the Finance Documents resulting from any re-organisation, composition, insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall be for the purposes of the its obligations under this Agreement be construed as if there were no such circumstance.

10.   COSTS AND EXPENSES

        The Pledgor will pay all costs and expenses (including without limitation stamp duties and legal fees) incurred by the Beneficiaries in connection with perfection or enforcement of the pledge created under this Agreement. The Pledgor shall indemnify the Beneficiaries in respect of such costs and expenses. All such costs and expenses shall be included in the Secured Obligations.

11.   RELEASE OF PLEDGE

        Upon the expiry of the Security Period, the Security Agent shall, at the request of the Pledgor and subject to the Security Agent being indemnified in respect of its costs, execute such documents and do such other things that may be necessary to release the pledge over the Security Assets.

12.   FORCE MAJEURE

12.1
Neither the Security Agent nor any of the other Beneficiaries shall be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Security Agent or any of the Lenders takes such measures, or is subject to such measures. Should there be an obstacle as described above for the Security Agent or the Lenders to take any action in compliance with this Agreement, such action may be postponed until the obstacle has been removed.

12.2
Any damage that may arise in other cases shall not be indemnified by the Security Agent or any of the other Beneficiaries unless such damage results from gross negligence or wilful misconduct or if the Security Agent and/or the Beneficiaries have not observed normal care. Neither the Security Agent nor any of the other Beneficiaries shall in any case be held responsible for any indirect damage.

13.   FURTHER ASSURANCE

        The Pledgor shall, from time to time and at its own expense, upon the request by the Security Agent, promptly and duly execute and deliver any and all such transfers, powers of attorney and other further documents as the Security Agent may reasonably deem desirable for the purpose of obtaining the full benefit of this Agreement and of the rights and powers granted under it, including any that the Security Agent may require for perfecting its title to any of the Security Assets or for vesting the same in itself or in any purchaser or transferee.

14.   ASSIGNMENTS, ETC

14.1
The Security Agent may, on its own behalf and on behalf of the other Beneficiaries, assign and transfer all of its respective rights and obligations under this Agreement in accordance with the Facility Agreement.

14.2
The Pledgor may not assign or transfer any part of its rights, benefits or obligations under this Agreement.

15.   AMENDMENTS

        This Agreement may not be amended unless made by an instrument in writing and signed by the Pledgor and the Security Agent.

16.   POWER OF ATTORNEY

        Each Beneficiary hereby irrevocably appoints the Security Agent as its attorney to (i) represent it under this Agreement, (ii) give and receive any notice and any other information to be given or received under this Agreement, and (iii) in all other respects act on its behalf in relation to this Agreement.

17.   NOTICES

17.1
Every notice or other communication under this Agreement shall be given in writing in English and shall be made by letter or telefax.

17.2
Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective address given in Clause 17.3.

17.3
The addresses and fax numbers of the Security Agent and the Pledgor are:

(a)	the Security Agent: Nordea Bank Sweden AB (publ) International Loan Administration, H 352 SE-105 71 Stockholm Sweden Telefax: + 46 8 614 76 30
(b)	the Pledgor: Metro Sweden Holding AB Attention: For the attention of the CEO Telefax: +44 20 7493 3229
17.4
(a)    Any notice or other communication given by the Security Agent will be deemed to have been received:

  (i)
  if by letter, on the fifth Business Day from dispatch thereof; and

  (ii)
  if by telefax, on the day of dispatch.

    provided that a notice given by telefax which is dispatched after 12 noon (Swedish time), or on a day, which is not a Business Day, will be deemed to be given on the next Business Day.

  (b)
  Any notice or other communication given to the Security Agent shall be deemed to have been given only on actual receipt.

18.   COUNTERPARTS

        This Agreement may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

19.   GOVERNING LAW AND JURISDICTION

19.1
This Agreement and the pledge set out herein shall be governed by and construed in accordance with the laws of Sweden.

19.2
Subject to Clause 19.3 below, the courts of Sweden shall have exclusive jurisdiction over matters arising out of or in connection with this Agreement. The District Court of Stockholm shall be court of first instance.

19.3
The submission to the jurisdiction of the Swedish Courts shall not limit the right of the Security Agent to take proceedings against the Pledgor in any court which may otherwise exercise jurisdiction over the Pledgor or any of its assets.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date which first appears on page 1.

METRO SWEDEN HOLDING AB

Name: Title:	Name: Title:

NORDEA BANK SWEDEN AB (publ)

Name: Title:	Name: Title:

APPENDIX 1

FORM OF NOTICE

[date] 2002

Dear Sirs,

        This is to notify you that pursuant to a pledge agreement (the "Agreement") dated 18 June 2002 between Metro Sweden Holding AB, registered number 556625-7530, (the "Pledgor") and Nordea Bank Sweden AB (publ) (as "Security Agent" on behalf of itself and the Finance Parties, as defined in the Facilities Agreement referred to below), the Pledgor has pledged all monies, including interest accrued but not yet capitalized, from time to time held on the account no 3144 200 1321 Nordea Bank Sweden AB (publ) (the "Security") to the Security Agent and the Finance Parties for the Pledgor's due fulfilment of its present and future obligations, under the Facilities Agreement dated [    ] 2002 and under the Agreement.

        The Pledgor may not withdraw the Security, or any part thereof, unless other instructions are given by the Security Agent.

        Please acknowledge receipt of this letter by signing in the space provided below and returning a copy of this letter to each of the Pledgor and the Security Agent.

Yours faithfully,
METRO SWEDEN HOLDING AB

Name:

        We hereby acknowledge receipt of the above letter and confirm (i) that we have not prior to the date hereof been notified of any pledge over the Security, and (ii) that we will not allow the Pledgor to withdraw the Security, or any part thereof, unless otherwise instructed in writing by the Security Agent.

Date:                          1999

NORDEA BANK SWEDEN AB (PUBL)

Name:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:	Nordea Bank Sweden AB (publ) as Facility Agent
From:	Metro Sweden Holding AB
Date:	[DATE]

Metro Sweden Holding AB]
SEK 400,000,000 Credit Agreement
dated [                        ], 2002 (the Agreement)

1.
We refer to the Agreement.

2.
We confirm that as at [DATE]:

(a)
Net Debt was [                        ] and EBITDA was [                        ];

(b)
the ratio of Net Debt to EBITDA was [                        ];

(c)
Cash Generated for Financing was [                        ] and Debt Service was [                        ];

(d)
the ratio Cash Generated for Financing to Debt Service was [                        ].

3.
We have attached hereto calculations establishing the figures in item 2 above.

4.
We confirm that no Default has occured is outstanding as at the date hereof.

Metro Sweden Holding AB

By:	By:

SCHEDULE 7

FORM OF DRAWDOWN REQUEST

To:	Nordea Bank Sweden AB (publ) as Facility Agent
From:	Metro Sweden Holding AB
Date:	[DATE]

Metro Sweden Holding AB
SEK 400,000,000 Credit Agreement
dated [                        ], 2002 (the Agreement)

1.
We wish to borrow a Loan on the following terms:
(a)	Drawdown Date:	[DATE]
(b)	Amount:	SEK [AMOUNT]
(c)	Term:	[TERM]
3.
Our payment instructions are: [            ]

4.
We confirm that each condition precedent under the Agreement which shall be satisfied on the date of this Drawdown Request is so satisfied;

5.
This Drawdown Request is irrevocable.

Metro Sweden Holding AB

By:	By:

SCHEDULE 8

FORM OF INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT

dated 18 June 2002

between

THE COMPANIES
listed in Appendix 1, Part I

as Intercompany Creditors

and

THE COMPANIES
listed in Appendix 1, Part II

as Intercompany Debtors

and

NORDEA BANK SWEDEN AB (publ)

as Arranger, Facility Agent
and Security Agent

and

THE FINANCIAL INSTITUTIONS
listed in Appendix 1, Part III

Intercreditor Agreement
relating to the certain intercompany debt in the
Metro Sweden Holding AB Group

        THIS AGREEMENT dated [    ] 2002 is made between:

  (1)
  THE COMPANIES listed in Appendix 1, Part I (the Intercompany Creditors);

  (2)
  THE COMPANIES listed in Appendix 1, Part II (the Intercompany Debtors);

  (3)
  THE FINANCIAL INSTITUTIONS listed in Appendix 1, Part III (the Finance Parties); and

  (4)
  NORDEA BANK SWEDEN AB (publ) (company identity No. 502010-5523) as arranger (in such capacity the "Arranger"), as agent for the Lenders (as defined therein) (in such capacity the "Facility Agent") and as security agent for the Lenders (in such capacity the "Security Agent").

        WHEREAS:

  (A)
  Metro Sweden Holding AB, the Lenders, the Arranger, the Facility Agent and the Security Agent has entered into the Facility Agreement (as defined below); and

  (B)
  the Finance Parties (as defined in the Facility Agreement) have requested that the Obligors (as defined in the Facility Agreement) enters into this Agreement in order to protect the Finance Parties interests under the Finance Documents (other than this Agreement).

        IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    Definitions

        In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

        Acquisition Debt means the debt outstanding under the SEK 390,000,000 intra-group loan agreement dated on or about the date hereof between the Borrower and Metro International Luxembourg Holding SA.

        Debt means all money and liabilities now or in the future due, owing or incurred to any Lender by the Borrower under the Facility Agreement in any currency whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all accruing interest and all related costs, charges and expenses.

        Declared Default means a Default which has resulted in the Facility Agent exercising its rights under Clause 19.15 of the Facility Agreement.

        Discharge Date means the date on which all Debt has been fully and irrevocably discharged and all commitments of the Lenders to the Borrower have come to an end in accordance with the Facility Agreement.

        Enforcement Actions means any action whatsoever to:

  (a)
  demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Debt, the Intercompany Debt or the Subordinated Debt;

  (b)
  recover all or any part of the Debt, the Intercompany Debt or the Subordinated Debt (including by exercising any right of set-off or combination of accounts);

  (c)
  petition for (or take any other steps which may lead to) an Insolvency Event or the appointment of a receiver or manager or equivalent in relation to an Intercompany Debtor; or

  (d)
  commence legal proceedings against an Intercompany Debtor.

        Enforcement Date means the date on which the Facility Agent first takes Enforcement Action.

        Facility Agreement means the SEK 400,000,000 amortising revolving credit agreement dated on or about the date of this Agreement and entered into between among others (a) Metro Sweden Holding AB, (b) the Nordea Bank Sweden AB, as Arranger, Facility Agent and Security Agent (all as defined therein) and (c) the Lenders (as defined therein) as amended, amended and restated and/or supplemented from time to time.

        Finance Party Accession Certificate means an accession certificate substantially in the form set out in Appendix 2 hereto pursuant to which a New Finance Party (as defined below) may accede to this Agreement.

        Insolvency Event means a court making a winding up order (other than a winding up on a solvent basis approved by the Majority Lenders) or an order for the dissolution or liquidation of an Intercompany Debtor or a liquidator or administrator or equivalent is appointed to an Intercompany Debtor.

        Intercompany Debt means any loan (or series of loans) or debts (present or future), other than Subordinated Debt and trade credits extended by an Intercompany Creditor to an Intercompany Debtor in the ordinary course of business, which at any time is made by an Intercompany Creditor in favour of an Intercompany Debtor or otherwise owed by such Intercompany Debtor to such Intercompany Creditor.

        Intercompany Creditor Accession Certificate means an accession certificate substantially in the form set out in Appendix 3 hereto pursuant to which an Additional Intercreditor Creditor (as defined below) may accede to this Agreement.

        Obligors means an Intercompany Creditor or an Intercompany Debtor.

        Payment Default means a failure by the Borrower to make payment of any sum under the Facility Agreement on its due date (taking into account any applicable grace period).

        Permitted Distribution means each payment and other distribution permitted pursuant to Clause 3.2.

1.2    Terms defined in the Facility Agreement

        In addition to Subclause 1.1, terms defined in the Facility Agreement shall have the same meanings in this Agreement unless otherwise defined herein.

1.3    Construction

        In this Agreement, unless the contrary intention appears, a reference to:

  (a)
  an amendment includes a supplement, restatement or re-enactment and amended will be construed accordingly;

  (b)
  a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

  (c)
  a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

  (d)
  a Clause, a Subclause or a Appendix is a reference to a clause or subclause of, or a appendix to, this Agreement;

  (e)
  a person includes its successors in title, permitted assigns and permitted transferees; and

  (f)
  a reference to any other agreement or document is a reference to that agreement or other document as amended.

        Unless the contrary intention appears a word or expression used in any other agreement, document or notice making a reference to this Agreement has the same meaning in that agreement, document or notice as in this Agreement.

        The headings in this Agreement do not affect its interpretation.

2.     RANKING OF DEBT

        The Debt will rank for all purposes in the following order:

  (a)
  first, the Debt;

  (b)
  second, the Intercompany Debt; and

  (c)
  third, the Subordinated Debt.

3.     INTERCOMPANY DEBT

3.1    Prohibited Payments, Guarantees etc

  (a)
  No Intercompany Creditor may, prior to the Discharge Date, claim, demand or receive a payment (neither in cash nor in kind) and no relevant Intercompany Debtor may, prior to the Discharge Date, pay (in cash or in kind) any amount in respect or on account of the Intercompany Debt, other than a Permitted Distribution, without the prior written consent of the Security Agent.

  (b)
  No Intercompany Creditor may, prior to the Discharge Date, receive and no relevant Intercompany Debtor may, prior to the Discharge Date, create or permit to subsist any Encumbrance over any asset of any member of the Group or give or permit to subsist any guarantee in respect of any part of the Intercompany Debt.

3.2    Permitted Payments

  (a)
  Each Intercompany Debtor may pay any and all amounts in or on account of the Intercompany Debt (including interest or principal) up until the date a Payment Default occurs. No payment or distribution may be made in respect or on account of the Intercompany Debt unless and until such Payment Default has been remedied.

  (b)
  Each Intercompany Debtor may pay amounts in or on account of the Intercompany Debt (including interest or principal) up until the date (i) a Default (other than a Payment Default) occurs and (ii) the Security Agent serves a notice on the Intercompany Creditors and Intercompany Debtors. No payment or distribution may be made in respect or on account of the Intercompany Debt unless and until the earlier of (A) such Default has been vaiwed or remedied and (B) the Discharge Date.

3.3    Restrictions on Enforcement Action

        No Intercompany Creditor may, prior to the Discharge Date, take any Enforcement Action in relation to the Intercompany Debt without the prior written consent of the Security Agent.

3.4    Turnover

        If at any time prior to the Discharge Date:

  (a)
  the Intercompany Creditor receives or recovers a payment or distribution of any kind in respect of or on account of the Intercreditor Debt which is not a Permitted Distribution; or

  (b)
  the Intercompany Creditor receives or recovers proceeds pursuant to any Enforcement Action, such Intercompany Creditor shall promptly pay all amounts so received and distributions so received to the Security Agent, to be applied in accordance with Clause 6.1, after deducting therefrom the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving such payment or distribution.

3.5    No subrogation

        The Intercompany Creditors may not exercise any rights of subrogation to the rights of the Lenders or any guarantees arising under the Facility Agreement prior to the Discharge Date pertaining to the Intercompany Debt.

4.     SUBORDINATED DEBT

4.1    Prohibited Payments, Guarantees etc

  (a)
  No Intercompany Creditor may, prior to the Discharge Date, claim, demand or receive a payment (neither in cash nor in kind) and no relevant Intercompany Debtor may, prior to the Discharge Date, pay (in cash or in kind) any amount in respect or on account of the Subordinated Debt, other than a Permitted Payment, without the prior written consent of the Security Agent.

  (b)
  No Intercompany Creditor may, prior to the Discharge Date, receive and no relevant Intercompany Debtor may, prior to the Discharge Date, create or permit to subsist any Encumbrance over any asset of any member of the Group or give or permit to subsist any guarantee in respect of any part of the Subordinated Debt.

4.2    Restrictions on Enforcement Action

        No Intercompany Creditor may, prior to the Discharge Date, take any Enforcement Action in relation to the Subordinated Debt without the prior written consent of the Security Agent.

4.3    Turnover

        If at any time prior to the Discharge Date:

  (a)
  the Intercompany Creditor receives or recovers a payment or distribution of any kind in respect of or on account of the Subordinated Debt which is not a Permitted Payment; or

  (b)
  the Intercompany Creditor receives or recovers proceeds pursuant to any Enforcement Action, such Intercompany Creditor shall promptly pay any and all amounts so received and distributions so received to the Security Agent, to be applied in accordance with Clause 6.1, after deducting therefrom the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving such payment or distribution and, pending such payment to the Security Agent, shall hold these amounts and distributions on a separate account on behalf of the Security Agent.

4.4    No subrogation

        The Intercompany Creditor may not exercise any rights of subrogation to the rights of the Lenders or any guarantees arising under the Facility Agreement prior to the Discharge Date pertaining to the Subordinated Debt.

5.     SUBORDINATION ON INSOLVENCY

5.1    Subordination

        Upon the occurrence of an Insolvency Event in relation to any Intercompany Debtor, the claims against the Intercompany Debtor in respect of the Intercompany Debt and the Subordinated Debt will be subordinated in right of payment to the claims against the Intercompany Debtor in respect of the Debt.

5.2    Exercise of rights

  (a)
  Upon the occurrence of an Insolvency Event in relation to the Intercompany Debtor, the Security Agent is hereby irrevocably authorised by the Intercompany Creditor on its behalf to:

  (i)
  demand, claim and enforce for;

  (ii)
  file claims, give receipts and take all such proceedings and do all such things as the Security Agent considers reasonably necessary to recover;

  (iii)
  receive distributions of any kind whatsoever in respect or on account of;

    the Intercompany Debt and/or the Subordinated Debt due from the Intercompany Debtor.

  (b)
  If the Security Agent is not entitled to take such action for the recovery of any of the Intercompany Debt and/or the Subordinated Debt, the Intercompany Creditor undertakes to take such action and give such notices as the Security Agent may reasonably required from time to time.

5.3    Distribution

        Upon the occurrence of an Insolvency Event in relation to the Intercompany Debtor, the receiver in bankruptcy, liquidator or such other relevant person distributing the assets of the Intercompany Debtor shall be directed by the Intercompany Creditor to pay distributions of any kind in relation to the Intercompany Debt and/or the Subordinated Debt to the Security Agent until the Debt is paid in full.

6.     APPLICATION OF RECOVERIES

6.1    Application

        All amounts paid to the Security Agent under this Agreement whether under the turnover provisions or otherwise shall be applied in the following order:

  (a)
  first, in payment of unpaid fees, costs and expenses incurred by or on behalf of the Security Agent (and any adviser or agent appointed by it) and the remuneration of the Security Agent and its advisers and agents;

  (b)
  second, in payment to the Security Agent for application towards unpaid and outstanding Debt under the Finance Documents;

  (c)
  third, in payment to the relevant Intercompany Creditors for application towards unpaid and outstanding amounts under the Intercompany Debt; and

  (d)
  fourth, in payment to the relevant Intercompany Creditors for application towards unpaid and outstanding amounts under the Subordinated Debt;

and pending such application shall be held on a separate account by the Security Agent for the beneficiaries entitled to it.

6.2    Appropriations

        Each Finance Party, until the Discharge Date, may (subject in each case to the provisions of this Agreement and the Finance Documents):

  (a)
  apply any moneys received under this Agreement to any item of account or liability in respect of the Debt in such order or manner as it may determine; and

  (b)
  hold any moneys received under this Agreement in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate in order to bring about the Discharge Date.

7.     PROTECTION OF SUBORDINATION

7.1    Continuing subordination

        The subordination provisions in this Agreement constitute a continuing subordination and benefit to the ultimate balance of the Debt respectively regardless of any intermediate payment or discharge of the Debt whether in whole or in part.

7.2    Waiver of defence

        The subordination and priority provisions in this Agreement will not be affected by any act, omission or circumstance which (but for this provision) may operate to release or otherwise exonerate the Intercompany Debtor and the Intercompany Creditor from their obligations under this Agreement or otherwise affect such subordination and priority provisions including:

  (a)
  any time or indulgence granted to or composition with the Intercompany Debtor or any other person; or

  (b)
  the taking, amendment, compromise, renewal or release of or refusal to enforce any rights, remedies or securities against or granted by any person; or

  (c)
  any legal limitation, disability, incapacity or other circumstances relating to the Intercompany Creditor, Intercompany Debtor or any other person or any amendment to the terms of this Agreement or any other document or security (including the Facility Agreement); or

  (d)
  any fluctuation in or partial repayment or prepayment of the Debt.

8.     REPRESENTATIONS AND WARRANTIES

        Each Obligor, being a party to this Agreement, hereby represent and warrant that:

  (a)
  it is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

  (b)
  it has the power to own its assets and carry on its business as it is being conducted;

  (c)
  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

  (d)
  this Agreement constitutes legally binding and valid obligations of it enforceable in accordance with its terms subject to any limitation as to legal matters set out in the legal opinions delivered under the Facility Agreement;

  (e)
  the execution and performance of this Agreement will not breach (i) the constitutional documents of it; (ii) any law or regulation by which it is bound; or (iii) any document which is binding upon it or any of its assets;

  (f)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (g)
  it is not necessary (i) in order to enable any Finance Party to enforce its rights under this Agreement; or (ii) by reason only of the execution of this Agreement or the performance by it of its obligations under this Agreement, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in Sweden;

  (h)
  no Finance Party is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of this Agreement; and

  (i)
  in relation to it, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

9.     CHANGES TO THE PARTIES

9.1    Assignment and transfers by Obligors

        An Obligor may not assign or transfer any of its rights and obligations under this Agreement without the prior consent of the Security Agent.

9.2    Additional Obligors

  (a)
  A Person may, subject to the following provisions of this Subclause, at any time accede to this Agreement as a an additional Intercompany Creditor (the Additional Intercompany Creditor).

  (b)
  An accession to this Agreement by an Additional Intercompany Creditor will be effective only if the Additional Intercompany Creditor duly executes the Intercompany Creditor Accession Certificate.

  (c)
  Each of the parties to this Agreement (other than the Additional Intercompany Creditor) irrevocably authorises the Security Agent to execute on its behalf any Intercompany Creditor Accession Certificate which has been duly completed and executed on behalf of the Additional Intercompany Creditor.

  (d)
  The Security Agent will notify the other parties to this Agreement of the receipt and execution by it on their behalf of any Intercompany Creditor Accession Certificate.

  (e)
  Any reference in this Agreement to an Intercompany Creditor includes an Additional Intercompany Creditor.

9.3    Assignments and transfers by Lenders

  (a)
  A Finance Party, or any successor or assignee of a Finance Party, (the Existing Finance Party) may, subject to the following provisions of this Subclause, at any time assign or transfer any of its rights and obligations under this Agreement to any other person (the New Finance Party) to whom an Existing Lender is permitted to assign or transfer rights, benefits and obligations under the Finance Documents.

  (b)
  An assignment or transfer of any of a Finance Party's rights and obligations will be effective only if the New Finance Party duly executes the Finance Party Accession Certificate.

  (c)
  Each of the parties to this Agreement (other than the New Finance Party) irrevocably authorises the Security Agent to execute on its behalf any Finance Party Accession Certificate which has been duly completed and executed on behalf of the New Finance Party.

  (d)
  The Security Agent will notify the other parties to this Agreement of the receipt and execution by it on their behalf of any Finance Party Accession Certificate.

  (e)
  Any reference in this Agreement to a Finance Party includes a New Finance Party but excludes a Finance Party if no amount is or may be owed to or by it under this Agreement.

10.   MISCELLANEOUS

10.1    Certificate conclusive

        A certificate, determination, notification or opinion of the Security Agent stipulated for in this Agreement as to any rate of interest or any other amount payable under this Agreement will be prima facie evidence of such matter.

10.2    No implied waivers

  (a)
  No failure or delay by any Lender in exercising any right, power or privilege under this Agreement will operate as a waiver of that right, power or privilege, nor will any single or partial exercise or any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

  (b)
  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in this Agreement, be available to the Lenders severally and any Lender shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

  (c)
  A waiver given or consent granted by any Lender under this Agreement will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3    Invalidity of any provisions

        If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability or the remaining provisions shall not be affected or impaired in any way.

10.4    Power of Attorney

  (a)
  Each Intercompany Creditor (other than Metro International S.A.) hereby irrevocably appoints Metro International S.A. as its attorney to (i) represent it under this Agreement, (ii) give and receive any notices and any other information to be given or received under this

    Agreement and (ii) in all other respects act on its behalf as its agent in relation to this Agreement.

  (b)
  Each Intercompany Debtor (other than the Borrower) hereby irrevocably appoints the Borrower as its attorney to (i) represent it under this Agreement, (ii) give and receive any notices and any other information to be given or received under this Agreement and (ii) in all other respects act on its behalf as its agent in relation to this Agreement.

  (c)
  Each Finance Party (other than the Security Agent) hereby irrevocably appoints the Security Agent as its attorney to (i) represent it under this Agreement, (ii) give and receive any notices and any other information to be given or received under this Agreement and (ii) in all other respects act on its behalf as its agent in relation to this Agreement.

10.5    Failure to execute

        Failure by one or more parties (Non-Signatories) to execute this Agreement on the date of this Agreement will not invalidate the provisions of this Agreement as between the other parties who do execute this Agreement. Such Non-Signatories may execute this Agreement (or counterpart of this Agreement) on a subsequent date and will thereupon become bound by its provisions.

10.6    Termination

        This Agreement will terminate with effect from the Discharge Date.

11.   FORCE MAJEURE

  (a)
  The Finance Parties shall not be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Finance Parties themselves take such measures, or are subject to such measures.

  (b)
  Any damage that may arise in other cases shall not be indemnified by the Finance Parties if they have observed normal care. The Finance Parties shall not in any case be held responsible for any indirect damage. Should there be an obstacle as described above for the Finance Parties to take any action in compliance with this Agreement such action may be postponed until the obstacle has been removed.

12.   NOTICES

12.1    In writing

  (a)
  Any communication in connection with a Finance Document shall be in writing and, unless otherwise stated, may be given in person, by post, or fax.

  (b)
  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document shall be given in writing.

12.2    Contact details

  (a)
  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Security Agent on or before the date it becomes a Party.

  (b)
  The contact details of the Intercompany Creditors for this purpose are:

Address:	c/o Metro International UK Ltd 4th Floor Leconfield House, Curzon Street London, W1J 5JA United Kingdom
Fax number:	+44 20 7493 3229
Attention:	For the attention of the CEO
  (c)
  The contact details of the Intercompany Debtors for this purpose are:

Address:	c/o Metro International UK Ltd 4th Floor Leconfield House, Curzon Street London, W1J 5JA United Kingdom
Fax number:	+44 20 7493 3229
Attention:	For the attention of the CEO
  (d)
  The contact details of the Security Agent (and the other Finance Parties) for this purpose are:

Address:	Nordea Sweden AB (publ) International Loan Administration H 352 SE-105 71, Stockholm Sweden
Fax number:	+46 8 614 76 30
  (e)
  Any Party may change its contact details by giving five Business Days' notice to the Security Agent or (in the case of the Security Agent) to the other Parties.

  (f)
  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

12.3    Effectiveness

  (a)
  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

  (i)
  if delivered in person, at the time of delivery;

  (ii)
  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

  (iii)
  if by fax, when received in legible form.

  (b)
  A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

  (c)
  A communication to the Security Agent will only be effective on actual receipt by it.

12.4    Language

        Any notice given in connection with a Finance Document shall be in English.

13.   GOVERNING LAW

        This Agreement shall be governed by the laws of the Kingdom of Sweden.

14.   ENFORCEMENT

14.1    Jurisdiction

  (a)
  Subject to Clause 14.2 below, the courts of Sweden shall have non-exclusive jurisdiction over matters arising of or in connection with this Agreement. The City Court of Stockholm (Sw: Stockholms tingsrätt) shall be court of first instance.

  (b)
  The submission to the jurisdiction of Swedish Courts shall not limit the right of the Security Agent or a Finance Party to take proceedings against the Borrower in any court which may otherwise exercise jurisdiction of the Borrower or any of its assets.

14.2    Waiver of immunity

        The Borrower irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

  (b)
  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

  (c)
  waives all rights of immunity in respect of it or its assets.

        The Parties have caused this Agreement to be duly executed on the date set out above. The Parties have taken one copy each of the executed Agreement.

Intercompany Creditors
METRO INTERNATIONAL SA
By:	By:

METRO INTERNATIONAL LUXEMBOURG HOLDING SA
By:	By:

Intercompany Debtors
METRO SWEDEN HOLDING AB
By:	By:

METRO NORDIC SWEDEN AB
By:	By:

TIDNINGS AB METRO
By:	By:

Arranger
NORDEA BANK SWEDEN AB
By:	By:

Original Lenders
NORDEA BANK SWEDEN AB
By:	By:

Facility Agent
NORDEA BANK SWEDEN AB
By:	By:

Security Agent
NORDEA BANK SWEDEN AB
By:	By:

APPENDIX 1

LIST OF THE PARTIES

Part I
Intercompany Creditors

Metro International S.A.
Metro International Luxembourg Holding S.A.

Part II
Intercompany Debtors

Metro Sweden Holding AB
Metro Nordic Sweden AB
Tidnings AB Metro

Part III
Finance Parties

Nordea Bank Sweden AB (publ)

APPENDIX 2

FORM OF FINANCE PARTY ACCESSION CERTIFICATE

[PLACE]

[DATE]

FINANCE PARTY ACCESSION CERTIFICATE

To:    Nordea Sweden Bank AB (publ) as Arranger, Facility Agent and Security Agent (the "Bank")

From:

Dear Sirs,

        Intercreditor agreement dated [    ] June 2002 and entered into between, amongst others, the Intercompany Creditors, the Intercompany Debtors and Nordea Sweden Bank AB (publ) (each as defined therein) (as amended from time to time) (the "Intercreditor Agreement").

        Unless otherwise defined herein, capitalised terms shall have the same meanings assigned to them in the Intercreditor Agreement.

        With reference to clause 9 of the Intercreditor Agreement we hereby write to you to inform you of the following:

        We, [financial institution] of [registered address] (company identity No. [    ]) (the "New Finance Party"):

  (A)
  agree to become party to and to be bound by the terms of the Intercreditor Agreement as [    ] in accordance with the provisions of the Intercreditor Agreement;

  (B)
  confirm the appointment of [    ] as our agent on the terms of the Intercreditor Agreement; and

  (C)
  confirm that our address for notices under the Intercreditor Agreement is as follows:

    [    ]

        This Agreement is governed by the laws of the Kingdom of Sweden.

        The New Finance Party submits to the jurisdiction of Swedish courts on the terms set out in the Intercreditor Agreement.

[New Finance Party]

By:

The Bank
(for itself and on behalf of each of the parties to the Intercreditor Agreement)

By:

APPENDIX 3

FORM OF INTERCOMPANY CREDITOR ACCESSION CERTIFICATE

[PLACE]

[DATE]

INTERCOMPANY CREDITOR ACCESSION CERTIFICATE

To:    Nordea Sweden Bank AB (publ) as Arranger, Facility Agent and Security Agent (the "Bank")

From:

Dear Sirs,

        Intercreditor agreement dated [    ] June 2002 and entered into between, amongst others, the Intercompany Creditors, the Intercompany Debtors and Nordea Sweden Bank AB (publ) (each as defined therein) (as amended from time to time) (the "Intercreditor Agreement").

        Unless otherwise defined herein, capitalised terms shall have the same meanings assigned to them in the Intercreditor Agreement.

        With reference to the Intercreditor Agreement we hereby write to you to inform you of the following:

        We, [name of company] of [registered address] (company identity. No. [    ]) (the "New Intercompany Creditor"):

  (A)
  agree to become party to and to be bound by the terms of the Intercreditor Agreement as [    ] in accordance with the provisions of the Intercreditor Agreement;

  (B)
  confirm the appointment of Metro International SA as our agent on the terms of the Intercreditor Agreement; and

  (D)
  confirm that our address for notices under the Intercreditor Agreement is as follows:

    [    ]

        This Agreement is governed by the laws of the Kingdom of Sweden.

        The New Intercompany Creditor submits to the jurisdiction of the Swedish courts on the terms set out in the Intercreditor Agreement.

[New Intercompany Creditor]

By:

The Bank
(for itself and on behalf of each of the parties to the Intercreditor Agreement)

By:

SCHEDULE 9

FORM OF PARENT GUARANTEE

Nordea Sweden Bank AB (publ)
in its capacity as Security Agent
For its own behalf and on behalf of
the Beneficiaries (as defined below)

Dear Sirs,

GUARANTEE

        We, Metro International SA, refer to a SEK 400,000,000 revolving credit facility agreement dated on or about the date hereof entered into by and between our wholly owned subsidiary Metro Sweden Holding AB (the "Borrower") and Nordea Bank Sweden AB (publ) (as Arranger, Facility Agent and Security Agent) and the Lenders (as defined therein) (the Arranger, the Facility Agent, the Security Agent and the Lenders hereinafter together referred to as the "Finance Parties") (the "Facilities Agreement").

Whereas

(A)
for the purpose of acquiring the Target (as defined in the Facilities Agreement) the Borrower has entered into the Facilities Agreement whereby the Lenders have agreed to make available a facility of up to SEK 400,000,000 in accordance with the terms and provisions of the Facilities Agreement; and

(B)
in consideration of the Lenders granting the facility and pursuant to Schedule 2, Part 2, item 5 of the Facilities Agreement we have agreed to issue this Guarantee in favour of the Finance Parties represented by the Security Agent (the "Beneficiaries").

Now, therefore we undertake as follows:

1.     DEFINITIONS AND INTERPRETATION

        Save as otherwise provided in this Guarantee and unless the context otherwise requires, terms and expressions shall have the same meaning as in the Facilities Agreement when used in this Guarantee.

        A reference to the Facilities Agreement shall be understood as a reference to the Facilities Agreement as from time to time amended, supplemented, restated, waived or otherwise changed.

2.     GUARANTEE AND INDEMNITY

2.1
We hereby unconditionally and irrevocably guarantee as principal obligor, as for a debt of our own (Sw. "såsom för egen skuld"), the due and punctual performance of all of the Borrower's payment obligations under the Facilities Agreement and promise to pay to you in immediately available funds on demand all amounts (whether of principal, accrued interest, fees, costs and otherwise) from time to time due and payable by the Borrower under the Facilities Agreement at maturity, acceleration or otherwise.

2.2
We further undertake to indemnify you for all costs, fees, other charges and expenses incurred by you in connection with the enforcement of this Guarantee.

2.3
Our guarantee and indemnity shall be a continuing guarantee and indemnity and shall remain in full force and effect until all obligations under the Facilities Agreement have been discharged in full.

3.     Representations & warranties

3.1 Representations & Warranties

        The representations set out in this Clause are made by us to each Finance Party.

  (a)
  Status

  We are a limited liability company, duly incorporated and validly existing under the laws of Luxemburg;

  (b)
  Powers and authority

  we have the power to enter into and perform, and have taken all necessary action to authorise the entry into and performance of, this Guarantee;

  (c)
  Validity

  subject to any general principles of law limiting our obligations and referred to in the legal opinions rendered pursuant to Schedule 2 of the Facilities Agreement, this Guarantee constitutes a legally binding, valid and enforceable obligation of ours;

  (d)
  Non-conflict

  The entry into and performance by us of this Guarantee do not conflict with:

    (i)
    any law or regulation applicable to us;

    (ii)
    our constitutional documents; and

    (iii)
    any document which is binding upon us or any of our assets to the extent such breach has a Material Adverse Effect;

  (e)
  Authorisations

  (i)
  all authorisations required by us in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Guarantee have been obtained or effected (as appropriate) and are in full force and effect;

  (ii)
  it is not necessary under the laws of Luxemburg;

  (A)
  in order to enable any Beneficiary to enforce its rights under this Guarantee; or

  (B)
  by reason of the execution of this Guarantee or the performance by us of our obligations under this Guarantee,

      that any Beneficiary should be licensed, qualified or otherwise entitled to carry on business in Luxemburg; and

    (iii)
    no Beneficiary is or will be deemed to be resident, domiciled or carrying on business in Luxemburg by reason only of the execution, performance and/or enforcement of the guarantee;

  (f)
  Taxes

  all amounts payable under this Guarantee shall be made without any Tax Deduction, unless required by law. Should a Tax Deduction be required by law, we shall increase the amount of the payment (subject to such Tax Deduction) with an amount which (after Tax Deduction) leaves an amount equal to the payment which would have been received if no Tax Deduction had been required. Furthermore we shall, if we are obliged to make a Tax Deduction or a separate payment to the relevant taxing authority, deliver to the Facility Agent evidence satisfactory that the Tax Deduction or such payment to the relevant taxing authority has been duly paid.

  (g)
  Immunity

  (i)
  the execution by us of this Guarantee constitutes, and the exercise by us of our performance of our obligations under this Guarantee will constitute, private and commercial acts performed for private and commercial purposes; and

  (ii)
  we will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in Luxemburg in relation to this Guarantee.

4.     INFORMATION COVENANTS

  Financial statements

        We shall supply to the you in sufficient copies for all the Lenders as soon as it becomes available:

  (a)
  our Consolidated Accounts for each of our financial years;

  (b)
  our financial statements for each quarter of our financial years; and

  (c)
  without delay any such other information as is made public or delivered to our shareholders.

5.     GENERAL COVENANTS

5.1 Authorisations

        We shall promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable us to perform our obligations under, or for the validity or enforceability of, this Guarantee.

5.2 Compliance with laws

        We shall comply in all respects with all laws to which we subject where failure to do so is reasonably likely to have a Material Adverse Effect.

5.3 Change of business

        We ensure that no material change is made to the general nature of the business of ours or any member of the Borrowing Group from that carried on at the date of this Guarantee.

6.     NOTICES

6.1 In writing

        Any communication in connection with this Guarantee shall be in writing and, unless otherwise stated, may be given in person, by post, or fax.

6.2 Contact details

Our contact details are:
Address:	c/o Metro International UK Ltd 4th Floor Leconfield House, Curzon Street London, W1J 5JA United Kingdom
Fax number:	+44 20 7493 3229
Attention:	For the attention of the CEO
With a copy to Banque Invik:
Address:	Banque Invik Luxembourg Filial Skeppsbron 18 Box 2015 103 11 Stockholm
Fax number:	+46 8 562 000 07
Attention:	For the attention of the Branch Manager
Your contact details are:
Address:	Nordea Bank Sweden AB (publ) SE-105 71 Stockholm Sweden
Fax number:	+ 46 8 614 76 30 or alternatively + 46 8 30 98 94
Tel number:	+ 46 8 614 70 80
Attention:	International Loan Administration, H 352
A change of contact details shall be made by giving five Business Days' notice to the other party.

6.3 Effectiveness

        Except as provided below, any communication in connection with this Guarantee will be deemed to be given as follows:

  (a)
  if delivered in person, at the time of delivery;

  (b)
  if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

  (c)
  if by fax, or e-mail when received in legible form.

        A communication given as described above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

6.4 Language

        Any notice given in connection with this Guarantee shall be in English.

7.     GOVERNING LAW

        This Guarantee shall be governed by the laws of the Kingdom of Sweden.

8.     ENFORCEMENT

8.1 Jurisdiction

  (a)
  The courts of Sweden shall have non-exclusive jurisdiction over matters arising of or in connection with this Guarantee. The City Court of Stockholm (Sw: Stockholms tingsrätt) shall be court of first instance.

  (b)
  The submission to the jurisdiction of Swedish Courts shall not limit the right of yours to take proceedings against us in any court, which may otherwise exercise jurisdiction of ours or any of our assets.

8.2 Waiver of immunity

        We irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Beneficiary against it in relation to this Guarantee and to ensure that no such claim is made on its behalf; and

  (b)
  waives all rights of immunity in respect of it or its assets.

[Place and date]

For and on behalf of Metro International SA

By:

SCHEDULE 10

FORM OF PARENT SHARE PLEDGE AGREEMENT

THIS PARENT SHARE PLEDGE AGREEMENT (the Agreement) is made on [                        ] 2002 between:

  (1)
  METRO INTERNATIONAL SA, registration number B.73.790, whose registered office is at 75, Route de Longwy, L-8080 Bertrange, Luxembourg, (the Pledgor); and

  (2)
  NORDEA BANK SWEDEN AB (publ), registration number 502010-5323, as security agent (the Security Agent) for itself and the Finance Parties (as defined below) under the Finance Documents (as defined below).

INTRODUCTION:

  (E)
  Pursuant to the amortising revolving facility agreement (the Facility Agreement), entered into by and between the Finance Parties (as defined therein) and the Pledgor's wholly-owned subsidiary Metro Sweden Holding AB, registration number 556625-7530 (the Borrower), on 18 June 2002, the Lenders (as defined in the Facility Agreement) have agreed to make a loan facility of SEK 400,000,000 available to the Borrower.

  (F)
  The Pledgor has agreed to provide collateral to the Security Agent on behalf of each of the Finance Parties to secure the Borrower's obligations and liabilities under the Facility Agreement and the other Finance Documents (as defined in the Facility Agreement) on the terms and conditions set out in this Agreement.

INTERPRETATION

        1.1    Unless otherwise defined herein, terms defined in the Facility Agreement have the same meanings when used in this Agreement.

        1.2    In this Agreement

          Beneficiaries means the Finance Parties represented by the Security Agent;

          Enforcement Event means when the Facility Agent has given notice to the Borrower in accordance with Clause 19.15 of the Facility Agreement;

          Related Rights means, in relation to the Shares (as defined below), all dividends and other distributions paid or payable after the date hereof on all of the Shares whether in cash or in kind and all shares, securities (including any convertible debt instruments and the dividends or interest thereon), rights, money and property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Shares or in substitution or exchange for any of the Shares;

          Secured Obligations means all present and future obligations and liabilities (whether actual or contingent) of the Borrower to the Beneficiaries (or any one of them) under each of the Finance Documents, in each case together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents or any other document evidencing or securing such liabilities;

          Security Assets means the Shares and the Related Rights;

          Security Period means the period beginning on the date of this Agreement and ending on the date on which the Facility Agent confirms to the Security Agent that all sums due to the

  Beneficiaries under the Finance Documents have been unconditionally and irrevocably paid or repaid in full;

          Share Certificates means the share certificates representing the Shares; and

          Shares mean 1,000 shares, each with a nominal value of SEK 100, in the Borrower representing 100 per cent of the total number of shares in the Borrower.

        1.3    In this Agreement, a reference to

    (i)
    any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

    (ii)
    a person includes its successors and assigns; and

    (iii)
    any document, agreement or other instrument is a reference to the same as it may have been, or may from time to time be, amended, novated, varied or supplemented.

2.     PLEDGE OF SECURITY ASSETS AND GRANT OF SECURITY

        2.4    The Pledgor hereby pledges the Security Assets to the Beneficiaries for the purpose of constituting security for the due and punctual payment, discharge and performance by the Borrower of the Secured Obligations.

        2.5    Notwithstanding Clause 2.1 above, the Borrower (and/or the Borrower's Subsidiaries) may make and the Pledgor may receive dividend solely to the extent it is expressly permitted under the Finance Documents.

3.     PERFECTION OF PLEDGE

        3.1    The Pledgor shall on the date hereof deliver to the Security Agent the Share Certificates duly endorsed in blank together with any coupons and other documents pertaining thereto. Should any shares be issued in the future, the Pledgor shall promptly deliver to the Security Agent any share certificates evidencing such shares duly endorsed in blank together with any coupons and other documents pertaining thereto.

        3.3    The Pledgor shall notify the Borrower of the pledge over the Shares created by this Agreement by sending a notice to the Borrower in the form set out in Appendix 1, and procure that the Borrower acknowledges receipt of such notice and registers the pledge created by this Agreement in the share register of the Borrower.

        3.4    Upon the issue of any Related Rights, the Pledgor shall promptly deliver to the Security Agent or procure the delivery to the Security Agent of documents of title in respect of such Related Rights together with such other documents as the Security Agent in its absolute discretion may consider appropriate.

4.     CONTINUING SECURITY

        4.1    The pledge created by this Agreement shall be a continuing security and shall not be considered as discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations and shall be binding until the end of the Security Period.

        4.2    The pledge created by this Agreement is in addition to and is not in any way prejudiced by any present or future pledge, guarantee or other security given in respect of the Secured Obligations.

        4.3    The Beneficiaries are entitled to decide, in their own discretion, which security interests and in what order such security interests shall be applied towards the satisfaction of the Secured

Obligations and the Pledgor shall not be entitled to claim any right to any other security given to the Beneficiaries in respect of the Secured Obligations.

5.     DIVIDENDS

        5.1    Notwithstanding Clause 2.1 and subject to Clause 2.2 above, all dividends declared on or in respect of the Shares shall be paid to the Pledgor for as long as no Event of Default has occurred.

        5.2    Following the occurrence of an Event of Default and for as long as it is continuing, all dividends shall be paid to the Security Agent on behalf of the Beneficiaries. Any dividends paid to the Security Agent will become part of the security created under this Agreement and be applied towards satisfaction of the Secured Obligations.

6.     EXERCISE OF SHAREHOLDER RIGHTS

        6.1    Subject to Clause 6.2, the Pledgor shall during the term of this Agreement have the right to exercise any voting rights attached to the Shares in a manner consistent with this Agreement and the other Finance Documents.

        6.2    Upon or during the continuance of an Enforcement Event, the Pledgor will at the request of the Security Agent issue to the Security Agent a separate power of attorney in the form set out in Appendix 2, giving the Security Agent, thirty (30) days after the occurrence of an Enforcement Event, the exclusive right to exercise or cause to be exercised the voting rights or other shareholder rights attached to the Shares. The power of attorney shall be renewed annually and the Pledgor shall ensure that such power of attorney remains at all relevant times in effect.

7.     REPRESENTATIONS AND WARRANTIES

        7.1    The Pledgor represents and warrants that:

  (a)
  it is a limited liability company, duly incorporated and validly existing under the laws of Luxembourg;

  (b)
  it, the Target and any of the Target's Subsidiaries have the power to own its assets and carry on its business as it is being conducted;

  (c)
  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

  (d)
  subject to any limitation as to legal matters set out in the legal opinions delivered under the Facility Agreement, this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms;

  (e)
  the execution and performance of this Agreement will not breach (i) the constitutional documents of the Pledgor, the Target or any of the Target's Subsidiaries; (ii) any law or regulation by which the Pledgor, the Target or any of the Target's Subsidiaries is bound; or (iii) any document which is binding upon it, the Target or any of the Target's Subsidiaries or any of its, the Target's or the Target's Subsidiaries' assets to the extent such breach has a Material Adverse Effect;

  (f)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (g)
  it is not necessary (i) in order to enable any Beneficiary to enforce its rights under this Agreement; or (ii) by reason only of the execution of this Agreement or the performance by it of its obligations under this Agreement, that any Beneficiary should be licensed, qualified or otherwise entitled to carry on business in Sweden;

  (h)
  no Beneficiary is or will be deemed to be resident, domiciled or carrying on business in Sweden by reason only of the execution, performance and/or enforcement of this Agreement; and

  (i)
  in relation to it or any other members of the Borrowing Group, no litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which, if adversely determined, are reasonably likely to have a Material Adverse Effect.

        7.2    The Pledgor further represents and warrants that:

  (a)
  the Borrower is duly incorporated and validly existing as a limited liability company under the laws of Sweden;

  (b)
  it has full ownership of the Security Assets and no lien or any other kind of encumbrance is in existence over the Shares or any part thereof except for the security created hereunder;

  (c)
  the Shares have been validly issued, fully paid and duly registered and constitute one hundred (100) per cent of the Borrower's issued share capital;

  (d)
  neither the Pledgor nor the Borrower has issued, granted or entered into any outstanding options, warrants or other rights of any kind, the content of which includes a right to acquire, or an obligation to issue Shares or other equity interests in the Borrower; and

  (e)
  the Borrower has not taken any action nor have any steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, or re-organisation of for the appointment of a liquidator, administrator or similar officer of it or a material part of its assets.

8.     UNDERTAKINGS BY THE PLEDGOR

        8.1    The Pledgor shall not otherwise than as permitted by the Finance Documents:

  (a)
  create or permit to subsist any security interest over Security Asset other than any security interest created by this Agreement;

  (b)
  sell, transfer or otherwise dispose of any Security Asset or permit the same to occur;

  (c)
  amend or change the Articles of Association of the Borrower without the Security Agent's prior consent and in no case incorporate pre-emptive rights or provisions limiting the Borrower to grant security;

  (d)
  take or permit the taking of any action whereby the rights attaching to any of the Security Assets are amended or further shares or Related Rights in the Borrower are issued, save that it may take or permit the taking of action whereby further shares in the Borrower are issued provided that such shares are issued in favour of the Pledgor and (if not already effected by this Agreement) the Pledgor simultaneously pledges such shares to the Security Agent on the same terms as this Agreement; or

  (e)
  do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the Security Assets or the rights of the Security Agent hereunder or which in any way is inconsistent with or materially depreciates, jeopardises or otherwise prejudices the Security Assets.

        8.4    The Pledgor shall not vote for any resolution authorising an issue of new shares, convertible debt instruments or other securities in the Borrower unless the Pledgor extends the pledge contained in this Agreement to such issue and perfects such security, to the satisfaction of the Security Agent.

        8.5    The Pledgor shall not, without the prior written consent of the Security Agent, vote for any resolution for liquidation or winding-up, unless the liquidation or winding-up is required by mandatory legislation, or for any resolution for the commencement of insolvency proceedings or other similar proceedings which may adversely affect the effectiveness or value of the pledge.

9.     ENFORCEMENT

        9.1    Upon the occurrence of an Enforcement Event and at any time thereafter, the Security Agent shall, subject to Clause 9.2 below and in addition to any other remedies provided herein, in the Finance Documents or permitted by law, be entitled to liquidate any or all of the Security Assets through one or more sales as set out below, free from any claim or right of any nature whatsoever of the Pledgor, as the Security Agent shall in its sole discretion elect:

  (a)
  sell the Security Assets or any part thereof, for cash or other value, publicly or privately, after the Security Agent has given the Pledgor thirty (30) days prior written notice of the time and place of any public auction or, as the case may be, the time after which a private sale may be made, and the Security Agent shall not be liable for any loss arising from or in connection with the realisation of the Security Assets or any part thereof; or

  (b)
  purchase itself, or nominate a third party who shall be entitled to purchase, the Security Assets or any part thereof from the Pledgor after having engaged an independent valuation agency, appointed by the Stockholm Chamber of Commerce, as an expert to determine the value of the Security Assets or any part thereof.

        9.2    Notwithstanding the above, the Security Agent shall, at any time prior to or at a public auction in accordance with Clause 9.1 (a), be obliged to sell the Security Assets to the Pledgor or a third person appointed by the Pledgor provided always that the proceeds from such sale after deduction of all costs incurred in connection with the sale exceeds the Secured Obligations.

        9.5    For the avoidance of doubt, Chapter 10 of the Swedish Commercial Code (Sw. Handelsbalken) shall not apply when the Security Agent enforces the Security Assets.

        9.6    For the purpose of enforcing the pledge created by this Agreement upon the occurrence of an Enforcement Event and for as long as such Enforcement Event is continuing, the Pledgor irrevocably authorises and empowers the Security Agent, with full power of substitution, to act in the name of the Pledgor and on behalf of the Pledgor to do all acts and take any necessary or appropriate steps in respect of the enforcement of the Security Assets.

10.   APPLICATION OF PROCEEDS

        Any monies received by the Security Agent in exercise of the rights, powers and remedies under this Agreement or by law shall be applied by the Security Agent in discharge of the Secured Obligations in the manner and order determined by the Security Agent. When all of the Secured Obligations have been fully and irrevocably discharged, the surplus (if any) shall be paid to the Pledgor

11.   WAIVER OF DEFENCES

        The obligations of the Pledgor under this Agreement shall not be affected by any act, omission or circumstance which but for this provision might operate to release or otherwise exonerate the Pledgor from its obligations under this Agreement or prejudice or diminish those obligations in whole or in part, including (whether or not known to it, the Security Agent or any other Beneficiary):

  (a)
  any time or waiver granted to, or composition with, the Borrower or any other person;

  (b)
  the taking, variation, compromise, exchange, renewal or release or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower, or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (c)
  any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or in status of the Borrower or any other person;

  (d)
  any unenforceability, illegality, frustration or invalidity of any obligation of any person under the Finance Documents or any other documents or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality, frustration or invalidity; and

  (e)
  any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Borrower under the Finance Documents resulting from any re-organisation, composition, insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall be for the purposes of the Pledgor's obligations under this Agreement be construed as if there were no such circumstance.

12.   COSTS AND EXPENSES

        The Pledgor will pay all costs and expenses (including without limitation stamp duties and legal fees) incurred by the Beneficiaries in connection with perfection or enforcement of the pledge created under this Agreement. The Pledgor shall indemnify the Beneficiaries in respect of such costs and expenses. All such costs and expenses shall be included in the Secured Obligations.

13.   RELEASE OF PLEDGE

        Upon the expiry of the Security Period, the Security Agent shall, at the request of the Pledgor and subject to the Security Agent being indemnified in respect of its costs, execute such documents and do such other things that may be necessary to release the pledge over the Security Assets.

14.   FORCE MAJEURE

        14.1    Neither the Security Agent nor any of the other Beneficiaries shall be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Security Agent or any of the Lenders takes such measures, or is subject to such measures. Should there be an obstacle as described above for the Security Agent or the Lenders to take any action in compliance with this Agreement, such action may be postponed until the obstacle has been removed.

        14.2    Any damage that may arise in other cases shall not be indemnified by the Security Agent or any of the other Beneficiaries unless such damage results from gross negligence or wilful misconduct or if the Security Agent and/or the Beneficiaires have not observed normal care. Neither the Security Agent nor any of the other Beneficiaries shall in any case be held responsible for any indirect damage.

15.   FURTHER ASSURANCE

        The Pledgor shall, from time to time and at its own expense, upon the request by the Security Agent, promptly and duly execute and deliver any and all such transfers, powers of attorney and other further documents as the Security Agent may reasonably deem desirable for the purpose of obtaining the full benefit of this Agreement and of the rights and powers granted under it, including any that the Security Agent may require for perfecting its title to any of the Security Assets or for vesting the same in itself or in any purchaser or transferee.

16.   ASSIGNMENTS, ETC

        16.3    The Security Agent may, on its own behalf and on behalf of the other Beneficiaries, assign and transfer all of its respective rights and obligations under this Agreement in accordance with the Facility Agreement.

        16.4    The Pledgor may not assign or transfer any part of its rights, benefits or obligations under this Agreement.

17.   AMENDMENTS

        This Agreement may not be amended unless made by an instrument in writing and signed by the Pledgor and the Security Agent.

18.   POWER OF ATTORNEY

        Each Beneficiary hereby irrevocably appoints the Security Agent as its attorney to (i) represent it under this Agreement, (ii) give and receive any notice and any other information to be given or received under this Agreement, and (iii) in all other respects act on its behalf in relation to this Agreement.

19.   NOTICES

        19.1    Every notice or other communication under this Agreement shall be given in writing in English and shall be made by letter or telefax.

        19.2    Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective address given in Clause 19.3.

        19.3    The addresses and fax numbers of the Security Agent and the Pledgor are:

  (a)
  the Security Agent:
  Nordea Bank Sweden AB (publ)
  Attention:  International Loan Administration H 352
  SE-105 71 Stockholm
  Sweden
  Telefax:  + 46 8 614 76 30 or alternatively + 46 8 20 98 94
  Telephone:  + 46 8 614 70 80

  (b)
  the Pledgor:
  Metro International S.A.
  c/o Metro International UK Ltd
  4th Floor Leconfield House, Curzon Street
  London, W1J 5JA
  United Kingdom
  Attention:  For the attention of the CEO
  Telefax:  +44 20 7493 3229

        19.4    (a) Any notice or other communication given by the Security Agent will be deemed to have been received:

    (i)
    if by letter, on the fifth Business Day from dispatch thereof; and

    (ii)
    if by telefax, on the day of dispatch.

    provided that a notice given by telefax which is dispatched after 12 noon (Swedish time), or on a day, which is not a Business Day, will be deemed to be given on the next Business Day.

  (b)
  Any notice or other communication given to the Security Agent shall be deemed to have been given only on actual receipt.

20.   COUNTERPARTS

        This Agreement may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

21.   GOVERNING LAW AND JURISDICTION

        21.1    This Agreement and the pledge set out herein shall be governed by and construed in accordance with the laws of Sweden.

        21.2    Subject to Clause 21.3 below, the courts of Sweden shall have exclusive jurisdiction over matters arising out of or in connection with this Agreement. The District Court of Stockholm shall be court of first instance.

        21.3    The submission to the jurisdiction of the Swedish Courts shall not limit the right of the Security Agent to take proceedings against the Pledgor in any court which may otherwise exercise jurisdiction over the Pledgor or any of its assets.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date which first appears on page 1.

METRO INTERNATIONAL SA

Name: Title:	Name: Title:
NORDEA BANK SWEDEN AB (publ)

Name: Title:	Name: Title:

APPENDIX 1

FORM OF NOTICE

METRO SWEDEN HOLDING AB
c/o Metro International UK Ltd
4th Floor Leconfield House, Curzon Street
London, W1J 5JA
United Kingdom

[DATE], 2002

Dear Sirs,

        This is to notify you notice that under a Parent Share Pledge Agreement between ourselves and Nordea Bank Sweden AB (publ) (the Security Agent) dated [    ] 2002 (the Pledge Agreement), we have pledged to the Security Agent, acting on behalf of certain Beneficiaries (as defined in the Pledge Agreement), all our rights, title and interest in all issued and outstanding shares of Metro Sweden Holding AB (the Borrower) and all other shares issued by the Borrower from time to time owned by ourselves (the Shares) together with all dividends and other distributions and interest paid or payable after the date hereof on the Shares and all certificates, shares, securities (including any convertible debt instruments, warrants or the dividends or interest thereon), rights, moneys or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of the Shares or in substitution or exchange for the Shares (the Related Rights).

        The pledge created by the Pledge Agreement shall be registered in the share register of the Borrower and the Security Agent, acting on behalf of certain Beneficiaries (as defined in the Pledge Agreement), shall be registered as having the rights to the Shares and the Related Rights as set out above. Please note that any dividend on the Shares shall be paid to ourselves until other instructions are given to you by the Security Agent. Furthermore, please note that the distribution of dividend is subject to certain restrictions in the SEK 400,000,000 amortising revolving credit facility agreement entered into on [    ] 2002 by and between yourself and inter alia Nordea Bank Sweden AB (publ), as Lender, Arranger, Security Agent and Facility Agent (all as defined therein).

        We kindly request that you confirm your receipt and acknowledgement of the above by returning signed copies of this notification to each of the Security Agent and ourselves.

METRO INTERNATIONAL SA

By:

        We hereby acknowledge receipt of this letter and confirm that the pledge has been noted in the share register. We further confirm that we will pay all dividends and other distributions to the Security Agent when the Security Agent has given us such instructions in accordance with the Pledge Agreement.

METRO SWEDEN HOLDING AB

By:

APPENDIX 2

FORM OF POWER OF ATTORNEY

        This power of attorney is issued pursuant to a parent share pledge agreement, dated [    ] 2002, (the Pledge Agreement), between Metro International S.A. (the Pledgor) and Nordea Bank Sweden AB (publ) (the Security Agent), acting on behalf of certain Beneficiaries (as defined therein).

        The Pledgor hereby empowers any person duly appointed by the Security Agent to attend all general meetings of the shareholders in Metro Sweden Holding AB (the Borrower) as the Pledgor's representative and to vote at such general meeting for all the shares in the Borrower owned by the Pledgor.

        This power of attorney is irrevocable and will, when the Security Agent certifies that an Event of Default under the Pledge Agreement, has occurred and is continuing, exclude the Pledgor from exercising the voting rights at general meeting of shareholders in the Borrower.

        This power of attorney becomes effective on the date it is signed by the Pledgor and it shall remain in force for one year from such date.

        This power of attorney shall in all respects be governed by and construed in accordance with the laws of Sweden.

Date:

Place:

METRO INTERNATIONAL SA

By:

SCHEDULE 11

FORM OF SUBORDINATED NOTE

INTRA-GROUP LOAN AGREEMENT

dated 18th June, 2002

between

(c) Metro Sweden Holding AB

and

(d) Metro International Luxembourg Holding SA

INTRA-GROUP LOAN AGREEMENT

        THIS AGREEMENT is dated 18th June, 2002 and made between

(1)
Metro Sweden Holding AB, (company identity No. 556625-7530) of Box 45075, 104 30 Stockholm, Sweden (the "Borrower"); and

(2)
Metro International Luxembourg Holding SA (company identity No. B 68.518) of L-8080 Bertrange, 75 route de Longwy, Luxembourg (the "Lender").

It is agreed as follows:

1.     Definitions and Interpretation

        1.1   In this Agreement, except where the context otherwise requires:

          "Advance" has the meaning given to it by Clause 4.

          "Business Day" means a day on which banks in Stockholm and Luxembourg are generally open for the transaction of business of the nature contemplated by this Agreement.

          "Drawdown Date" has the meaning given to it in Clause 4.2.

          "Facility" means the facility made available by the Lender to the Borrower on the terms and conditions set out in this Agreement.

          "Intercreditor Agreement" means the intercreditor agreement dated on or about the date of this Agreement between, amongst others, the Lender, the Borrower and Nordea Bank Sweden AB (publ).

          "Interest Payment Date" means 31st July, 31st October, 31st January and 30th April in each year.

          "Interest Period" means the period from the Drawdown Date to the next Interest Payment Date. Thereafter each Interest Period shall be from an Interest Payment Date to the next Interest Payment Date.

          "Principal Amount" means the outstanding principal amount of the Facility referred to in Clause 2.

          "Reference Banks" means any three leading banks active in the Stockholm interbank market, as may reasonably be selected by the Lender.

          "Share Purchase Agreement" means the Share Purchase Agreement dated on or about the date hereof entered into between the Borrower and the Lender pursuant to which the Borrower purchases all the shares in Metro Nordic Sweden AB.

          "STIBOR" means the percentage rate for 3-month inter-bank SEK deposits which appear from time to time on the Reuters Screen SIOR Page, determined two Business Days before the beginning of each Interest Period and valid on the payment date of the Interest Period, or, if no such rate appears on the SIOR screen, the arithmetic mean (rounded upward, if necessary, to the nearest four decimal places) of the rates for 3-months deposits offered by the Reference Banks to the Lender at its request by the Reference Banks.

        1.2   References in this Agreement to "Clauses" are references to clauses of this Agreement unless otherwise stated.

        1.3   Headings are for ease of reference only and shall not affect the interpretation of this Agreement.

2.     Principal Amount

        The maximum principal amount shall be SEK 1,200,000,000.

3.     Purpose

        The amount to be drawn under the Facility shall be used for the acquisition of Metro Nordic Sweden AB.

4.     Drawings

        4.1   The Facility shall be drawn in full in one amount (the "Advance").

        4.2   The Advance shall be deemed to have been made on the date hereof in accordance with Clause 3.2.2 of the Share Purchase Agreement (the "Drawdown Date").

5.     Interest

        5.1   The Advance will carry interest as from the Drawdown Date to the date of repayment at the rate of STIBOR plus 3.50 per cent per annum and will, subject to the terms of the Intercreditor Agreement, be payable on each Interest Payment Date. Such interest will be calculated on the base of the actual number of days elapsed, divided by 360 days.

        5.2   At any time the Borrower may, with the prior agreement of the Lender, capitalise the amount of interest payable on the Advance on the next Interest Payment Date. Such interest shall be treated as having been added to the amount of the Facility as from the commencement of the next Interest Period and shall be treated for all purposes as a drawing made under such date. If the Borrower defaults in the payment of any interest on its due date the Lender may capitalise the amount of interest so payable, which shall be treated as having been added to the amount of the Facility as from the day following the due day of payment and accordingly shall be treated for all purposes as a drawing made on such date.

6.     Repayments

        6.1   Subject to the terms of the Intercreditor Agreement, the Borrower may prepay all or any part of the Advance (and interest thereon) hereunder at any time.

        6.2   The Advance, together with accrued interest thereon, shall be due in full in one instalment on the date falling four (4) years and one (1) month after the date of this Agreement and shall be repaid on such date, subject to the terms of the Intercreditor Agreement.

7.     Payments

        Subject to the terms of the Intercreditor Agreement all payments to be made under this Agreement shall be made on the due date in SEK and in freely transferable same day funds. If the day is not a Business Day the payment will be made on the following Business Day.

8.     Intercreditor Agreement

        The provisions of this Agreement are subject to the provisions of the Intercreditor Agreement and in the event of any conflict the provisions of the Intercreditor Agreement shall prevail.

9.     Illegality

        If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

10.   Miscellaneous

        10.1 Neither party may assign any of its rights under this Agreement without the written consent of the other.

        10.2 This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

        10.3 The variation of any of the terms of this Agreement shall not be valid unless it is in writing and signed by representatives of each of the parties hereto. The expression variation shall include any supplement, deletion or replacement.

        10.4 This Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with Swdish law.

        10.5 Each of the parties agree that the courts of Sweden are to have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the jurisdiction of the Swedish courts.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATORIES

Borrower

/s/ Pelle Törnberg

/s/

METRO SWEDEN HOLDING AB

Arranger

/s/ Axel Berning

/s/ Mats Sandmark

NORDEA BANK SWEDEN AB

Original Lender

/s/ Axel Berning

/s/ Mats Sandmark

NORDEA BANK SWEDEN AB

Facility Agent

/s/ Axel Berning

/s/ Mats Sandmark

NORDEA BANK SWEDEN AB

Security Agent

/s/ Axel Berning

/s/ Mats Sandmark

NORDEA BANK SWEDEN AB

SCHEDULE 12

FORM OF TRANSFER CERTIFICATE

To:	Nordea Bank Sweden AB (publ) as Facility Agent
From:	[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)
Date:	[ ]

Metro Sweden Holding AB
SEK 400,000,000 Credit Agreement
dated [            ], 2002 (the Agreement)

1.
The Existing Lender transfers to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.
The proposed Transfer Date is [    ].

3.
The administrative details of the New Lender for the purposes of the Agreement are set out in the Appendix attahed hereto.

4.
This Transfer Certificate is governed by the laws of the Kingdom of Sweden.

THE APPENDIX

Rights and obligations to be transferred
[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [ ].
[FACILITY AGENT]
By:

QuickLinks

  Exhibit 4.3
INDEX
SCHEDULE 1
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS
SCHEDULE 3 FORM OF BASE CASE
SCHEDULE 4 FORM OF BORROWER SHARE PLEDGE AGREEMENT
  APPENDIX 1
  APPENDIX 2
SCHEDULE 5 FORM OF CASH COLLATERAL PLEDGE AGREEMENT
  APPENDIX 1
FORM OF NOTICE
SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE
SCHEDULE 7 FORM OF DRAWDOWN REQUEST
SCHEDULE 8 FORM OF INTERCREDITOR AGREEMENT
INDEX
  APPENDIX 1
LIST OF THE PARTIES
  APPENDIX 2
FORM OF FINANCE PARTY ACCESSION CERTIFICATE
FINANCE PARTY ACCESSION CERTIFICATE
  APPENDIX 3
FORM OF INTERCOMPANY CREDITOR ACCESSION CERTIFICATE
INTERCOMPANY CREDITOR ACCESSION CERTIFICATE
SCHEDULE 9 FORM OF PARENT GUARANTEE
GUARANTEE
SCHEDULE 10 FORM OF PARENT SHARE PLEDGE AGREEMENT
APPENDIX 1 FORM OF NOTICE
APPENDIX 2 FORM OF POWER OF ATTORNEY
SCHEDULE 11 FORM OF SUBORDINATED NOTE INTRA-GROUP LOAN AGREEMENT dated 18th June, 2002 between (c) Metro Sweden Holding AB and (d) Metro International Luxembourg Holding SA
INTRA-GROUP LOAN AGREEMENT
SCHEDULE 12 FORM OF TRANSFER CERTIFICATE
Metro Sweden Holding AB SEK 400,000,000 Credit Agreement dated [ ], 2002 (the Agreement)